EXHIBIT C
                           MERGER AGREEMENT




                       AGREEMENT AND PLAN OF MERGER

                                by and
                                among

                       Advanced ID Corporation,
                      a South Dakota corporation,

                       AIDO Acquisition, Inc.,
                        a Hawaii corporation

                                 and


                       UNIVERSAL PET CARE, INC.
                         a Hawaii corporation













                     LIST OF SCHEDULES AND EXHIBITS
                                  TO
                      AGREEMENT AND PLAN OF MERGER


SCHEDULES

     Company Disclosure Schedule
          Schedule 4.2(d)    UPCI Financial Statements
          Schedule 4.2(i)    UPCI Legal Proceedings
          Schedule 4.2(g)    UPCI Liabilities
          Schedule 4.2(m)    UPCI Absence of Certain Changes or
                                Events
          Schedule 4.2(n)    UPCI Compliance with Law

EXHIBITS

          Exhibit 2.2(a)    Escrow Agreement
          Exhibit 6.1(a)    Company Certified Resolutions
          Exhibit 6.1(b)    Opinion of Counsel to the Company
          Exhibit 6.1(c)    Opinion of Special Securities Counsel to
                              Company re Rule 504
          Exhibit 6.1(d)    Company's Instruction Letter to Transfer
                              Agent
          Exhibit 6.1(e)    Acquisition Certified Resolutions
          Exhibit 6.1(f)    Company Officer's Certificate
          Exhibit 6.1(h)    Acquisition Officer's Certificate
          Exhibit 6.2(a)    UPCI Certified Resolutions
          Exhibit 6.2(b)    Opinion of UPCI counsel
          Exhibit 6.2(c)    Opinion of Special Securities Counsel to
                              UPCI re Rule 504
          Exhibit 6.2(e)    UPCI Officer's Certificate





     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
January 20, 2004, by and among Advanced ID Corporation, a South Dakota corporation (the "Company"), AIDO Acquisition, Inc., a (Hawaii) corporation ("Acquisition") and Universal Pet Care, Inc., a Hawaii corporation ("UPCI").

                                RECITALS

     WHEREAS, the Company and UPCI desire to merge Acquisition with and into UPCI whereby UPCI shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction is intended to qualify as a tax free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), to the extent permitted by applicable law;

     WHEREAS, in furtherance of such combination, the Boards of Directors of the Company, Acquisition and UPCI have each approved the merger of Acquisition with and into UPCI (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Hawaii Revised Statutes (the "HRS"). WHEREAS, the stockholder of UPCI desires to exchange all of its shares of the capital stock of UPCI (the "UPCI Capital Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as a tax free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law;

     WHERAS, just prior to the Merger, UPCI's 1 percent Convertible Debentures Due January 20, 2009 in the aggregate principal amount of Nine Hundred Ninety Five Thousand Five Hundred Dollars ($995,500) (the "UPCI First Debenture") and UPCI's 1 percent Convertible Debenture Due January 20, 2009 in the principal amount of Four Thousand Five Hundred Dollars ($4,500) (the "UPCI Second Debenture" and, together with the UPCI First Debenture, the "UPCI Debentures") are convertible into shares of UPCI common stock, par value $1.00 (the "UPCI Common Stock") pursuant to the terms of the UPCI Debentures and the Purchase Agreement (as defined below) and upon the consummation of the Merger will be convertible into an equivalent number of shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock") (the "Company Underlying Shares");

     WHEREAS, upon the effectiveness of the Merger and pursuant to the terms of this Agreement and the Purchase Agreement, the Company Underlying Shares will be substituted for the UPCI Underlying Shares, the Company will assume the obligations, jointly and severally, with UPCI under the UPCI Debentures and the Company will assume the obligations of UPCI under that certain Convertible Debenture Purchase Agreement dated even date herewith between UPCI and HEM Mutual Assurance LLC ("HEM") (the "Purchase Agreement") and UPCI will be released from certain of such obligations; and

     WHEREAS, all defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:


                                ARTICLE I

                               THE MERGER

     1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the HRS, Acquisition shall be merged with and into UPCI pursuant to the Merger. Following the Merger, UPCI shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. As part of the Merger and as more fully described in Section 2.1, (i) the (One Thousand (1,000)) issued and outstanding shares of the UPCI Common Stock shall be exchanged for Company Common Stock at the Exchange Ratio (as defined below) and (ii) each share of Acquisition's issued and outstanding shares of common stock, par value ($.01) per share (the "Acquisition Common Stock"), shall be converted into one validly issued, fully paid and non-assessable share of common stock, (par value $.01,) of the Surviving Corporation (the "Surviving Corporation Common Stock").
     1.2 Effective Time. The Merger shall be consummated as promptly as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the State of (Hawaii) a certificate of merger or similar document (the "Certificate of Merger"), and all other appropriate documents, executed in accordance with the relevant provisions of the HRS. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of (Hawaii). The time of such filing shall be referred to herein as the "Effective Time."
     1.3 Effects of the Merger. At the Effective Time, all the rights, privileges, immunities, powers and franchises of Acquisition and UPCI and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of Acquisition and UPCI shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Acquisition and UPCI, including, without limitation, the performance of all obligations and duties of UPCI pursuant to the Purchase Agreement, the UPCI Debentures and the exhibits, schedules and all documents executed in connection therewith or any other Transaction Document (as defined in the Purchase Agreement), shall become the debts, liabilities, obligations and duties of the Surviving Corporation (except as assumed by the Company) without further act or deed, all in the manner and to the full extent provided by the HRS. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.
     1.4 Certificate of Incorporation. The Certificate of Incorporation of UPCI, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.
     1.5 By-Laws. At the Effective Time and without any further action on the part of Acquisition and UPCI, the By-laws of UPCI shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.
     1.6 Directors. The directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
     1.7 Officers. The officers of Acquisition at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.
     1.8 Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law.


                              ARTICLE II

     CONVERSION OF UPCI SHARES AND ASSUMPTION OF UPCI DEBENTURES

     2.1 Conversion and Cancellation of UPCI Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition or UPCI or the holders of any shares of the capital stock of Acquisition or UPCI:
       (a) Subject to the provisions of Sections 2.4 and 2.5, each share of UPCI Common Stock (the "UPCI Common Stock Shares") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.1(b) and other than with respect to the escrow shares deposited by UPCI with the Escrow Agent (as defined below) in accordance with the Purchase Agreement (the "UPCI Escrow Shares") which shall be automatically cancelled and replaced with an equal number of Company Escrow Shares in accordance with
Section 2.2, shall be converted into (0.10) (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of Company Common Stock (the "Company Common Stock Shares"). As of the Effective Time, each UPCI Common Stock Share shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a certificate representing any UPCI Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefore upon the surrender of such certificate, properly endorsed to the Company.

       (b) Each share of UPCI Capital Stock held in the treasury of the UPCI and each share of UPCI Capital Stock owned by Acquisition or Company shall be canceled without any conversion thereof and no payment, distribution or other consideration shall be made with respect thereto.

       (c) Each issued and outstanding share of Acquisition Common Stock shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

     2.2 Escrow Materials. (a) At the Post-Closing, the Company shall deposit into escrow with Gottbetter & Partners, LLP, as escrow agent (the "Escrow Agent") the following, which are hereinafter collectively referred to as the "Escrow Materials," (i) the escrow agreement annexed hereto and made a part hereof as Exhibit 2.2(a) (the "Escrow Agreement"), (ii) certificates representing Fifty Million (50,000,000) shares of duly issued Company Common Stock, without restriction and freely tradable pursuant to Rule 504 of Regulation D of the Securities Act (the "Company Escrow Shares"), in share denominations specified by the Purchaser, registered in the name of the Purchaser and/or its assigns; and (iii) a power of attorney with respect to the Company Underlying Shares and the Company Escrow Shares, in the form annexed to the Escrow Agreement as Appendix I. At the Post-Closing, upon the Company fulfilling its obligations under this
Section 2.2, Escrow Agent shall release to the Company the UPCI Escrow Shares cancelled in accordance with Section 2.1. The Escrow Materials shall be held in escrow in accordance with the Escrow Agreement. The Escrow Materials shall be released from escrow only in accordance with this Section 2.2, the Purchase Agreement the UPCI Debentures and the Escrow Agreement.
       (b)Upon the effectiveness of the Merger and in accordance with
Section 2.7 hereof, the Company shall substitute the Company Underlying Shares and the Company Escrow Shares for the UPCI Underlying Shares and the UPCI Escrow Shares with regard to all of the rights and obligations, specifically including the conversion rights, under the UPCI Debentures, and the UPCI Escrow Shares shall be cancelled. (Intentionally left blank).
     2.4 Adjustment of the Exchange Ratio. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock or UPCI Common Stock, any change or conversion of Company Common Stock or UPCI Common Stock or into other securities or any other dividend or distribution with respect to the Company Common Stock or UPCI Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.
     2.5 No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of the Company. The number of shares of Company Common Stock to be issued shall be rounded up to the nearest whole share.
     2.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either UPCI or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either UPCI or Acquisition , all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of UPCI or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of UPCI or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

UPCI Debentures. (a) As of the Effective Time, the Company assumes, jointly and severally with UPCI, all of the obligations and responsibilities under the UPCI Debentures to the holder or holders of the UPCI Debentures. With respect to the UPCI Debentures, at the Effective Time, the Company shall (i) replace the UPCI Underlying Shares, with the Company Underlying Shares and (ii) replace the Escrow Shares deposited by UPCI with the Escrow Agent with the Company Escrow Shares.

At the Effective Time, (i) all references in the UPCI Debentures to Company Common Stock (as defined in the UPCI Debentures) shall be references to Company Common Stock (as defined herein) and (ii) all references to the Company (as defined in the UPCI Debentures) in the UPCI Debentures shall be read as references to the Company (as defined herein) as if the UPCI Debentures were issued on the date the UPCI Debentures were issued, by the Company (as defined herein), specifically including all calculations in the UPCI Debentures such as the determination of the conversion price, the Conversion Price, the Fixed Conversion Price and the Floating Conversion Price. The Exchange Ratio (as defined herein) shall have no effect on the UPCI Debentures or the assumption thereof by the Company (as defined herein).

At the Effective Time, UPCI shall assign and the Company shall assume all of UPCI's obligations and covenants under the Purchase Agreement as if the Company executed the Purchase Agreement instead of UPCI on the date thereof. At the Effective Time, all references to the Company (as defined in the Purchase Agreement) in the Purchase Agreement shall mean the Company (as defined herein) and all references to dates or tolling of periods shall be read as if the Company (as defined herein) executed the Purchase Agreement instead of the Company (as defined in the Purchase Agreement). At the Effective Time, all of the remedies available to the current and future holders of the UPCI Debentures under the Purchase Agreement against the Company (as defined in the Purchase Agreement) shall be available against the Company (as defined herein).

The provisions described in this Section 2.7 shall not be amended and shall be in effect until the earlier of (i) the date all of the UPCI Convertible Debentures have been converted into Company Common Stock Shares and (ii) five (5) years from the date the UPCI Debentures were issued.

The current and future holders of the UPCI Debentures shall be third party beneficiaries of this Agreement. There shall be no other third party beneficiaries to this Agreement or any part hereof.


                              ARTICLE III

                                CLOSING

     Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger and the Contemplated Transactions (the "Post-Closing") shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement, which in no event shall be more than ten days after the Closing Date under the Purchase Agreement (except if such 10th day is not a Business Day, then the next Business Day) (the "Post-Closing Date").


                               ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of the Company and Acquisition. Except as disclosed in the Reports (as defined below) or in a document of even date herewith referring to the representations and warranties in this Agreement and delivered by Company to UPCI prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), Acquisition and the Company hereby make the following representations and warranties to UPCI, all of which shall survive the Post-Closing, subject to the limitations set forth in
Section 8.1 hereof:
       Organization and Good Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of (Hawaii), with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement and, upon the Post-Closing the UPCI Debentures. Company has no subsidiaries other than Acquisition and other than as set forth on the Company Disclosure Schedule (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Acquisition has no subsidiaries. Each of the Company and Acquisition is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect.

       (b)  Authority; No Conflict.
           i. This Agreement and any agreement executed in connection herewith by Company or Acquisition constitute the legal, valid and binding obligations of the Company and Acquisition, as the case may be, enforceable against the Company and Acquisition, as the case may be, in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed by it in connection herewith and to perform its obligations hereunder and thereunder.
           ii. Neither the execution and delivery of this Agreement by each of the Company and Acquisition, nor the consummation or performance by each of any of its respective obligations contained in this Agreement or in connection with the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):
               a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of the Company or Acquisition, as the case may be, or (y) any resolution adopted by the board of directors or the stockholders of the Company or Acquisition, as the case may be;
               b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Acquisition or any of the assets owned or used by the Company or Acquisition may be subject;
               c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the UPCI Debentures (once assumed by Company) or any Applicable Contract;
               d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by the Company or Acquisition;
               e. cause the Company or Acquisition to become subject to, or to become liable for the payment of, any tax; or
               f. cause any of the assets owned by the Company or Acquisition to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions, if any.
       (c) Capitalization. The capitalization of the Company as of September 30, 2003 is as set forth in the Form 10-Q for the period ended September 30, 2003, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Reports (as defined in Section 4.1(d)) or (ii) outstanding warrants, options or other securities disclosed in the Reports. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement and as disclosed in the Reports, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock was issued in violation of the Securities Act or any other legal requirement.
       (d) Financial Statements. The Company has delivered or made available to UPCI copies of its Form 10-K Annual Report for the fiscal year ended December 31, 2002 and copies of its quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, each as filed with the SEC and including, in each case, any amendments thereto (collectively, the "Reports"). The financial statements contained in the Reports are in all material respects in accordance with the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets contained in such Reports (the "Company Balance Sheets") present fairly in all material respects as of their dates the consolidated financial condition of the Company and its subsidiaries. Except as and to the extent reflected or reserved against in the Company Balance Sheets (including the notes thereto), the Company did not have, as of the date of any such Company Balance Sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The consolidated statements of operations, consolidated statements of stockholders' equity and changes in consolidated statements of cash flows present fairly in all material respects the results of operations and changes in financial position of the Company and its subsidiaries for the periods indicated.
       (e) SEC Filings. The Company has filed all reports required to be filed with the SEC under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, the Reports) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
       (f) Absence of Material Adverse Change. Since the date of the latest Company Balance Sheets, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
       (g) Issuance of Company Securities. The Company Common Stock Shares, and when issued in accordance with this Agreement, the Purchase Agreement, the UPCI Debentures and the Escrow Agreement, the Company Underlying Shares and the Company Escrow Shares, shall be duly authorized, validly issued, fully-paid and nonassessable. The Company currently has, and at all times while the UPCI Debentures are outstanding will maintain, an adequate reserve of shares of the Company Common Stock to enable it to perform its obligations under this Agreement and UPCI Debentures. Except as set forth in the Reports, there is no equity line of credit or convertible security or instrument outstanding of the Company.
       (h) Undisclosed Liabilities. Except as disclosed in any Schedule to this Agreement, none of the Company, Acquisition or the Subsidiaries has any material obligations and liabilities (contingent or otherwise) except those liabilities (i) that are reflected in the Company Balance Sheets or in the notes thereto, or disclosed in the notes therein in accordance with GAAP or, in accordance with GAAP, are not required to be so reflected or disclosed, or (ii) that were incurred after the date of the Company Balance Sheets in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or could reasonably be expected to have a Material Adverse Effect.
       (i)  Taxes.
           i. The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in the Company Disclosure Schedule and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.
           ii. All tax returns filed by the Company are true, correct and complete in all material respects.
       (j) Employee Benefits. Except as disclosed in the Reports, the Company does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, which may have a Material Adverse Effect.
       (k)Governmental Authorizations. The Company, Acquisition and the Subsidiaries have all permits that are legally required to enable them to conduct their business in all material respects as now conducted.
       (l)  Legal Proceedings; Orders.
           i. Except as set forth in the Reports, there is no material pending Proceeding:
               a. that has been commenced by or against the Company, Acquisition or the Subsidiaries, or any of the assets owned or used by, the Company, Acquisition or the Subsidiaries; or
               b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.
           ii.  Except as set forth in the Reports:
               a. there is no material Order to which the Company or the Subsidiaries, or any of the assets owned or used by the Company, Acquisition or the Subsidiaries, is subject; and
               b. no officer, director, agent, or employee of the Company or Acquisition is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or Acquisition, as the case may be.
       (m) Absence of Certain Changes and Events. Except as set forth in the Reports, since the date of the most recent Company Balance Sheets, the Company and the Subsidiaries and Acquisition, since the date of its inception, have conducted their business only in the Ordinary Course of Business, and other than as contemplated by this Agreement or the Contemplated Transactions there has not been any:
           i. change in the authorized or issued Company Capital Stock or the authorized or issued capital stock of Acquisition and the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;
           ii. amendment to the Organizational Documents of the Company, Acquisition or the Subsidiaries;
           iii. damage to or destruction or loss of any material asset or property of the Company, Acquisition or the Subsidiaries, whether or not covered by insurance, causing a Material Adverse Effect;
           iv. receipt of notice that any of their substantial customers have terminated or intends to terminate their relationship, which termination would have a Material Adverse Effect;
           v. entry into any transaction other than in the Ordinary Course of Business;
           vi. entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;
           vii. sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company, Acquisition or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, Acquisition or the Subsidiaries;
           viii. cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;
           ix. material change in the accounting methods used by the Company, Acquisition or the Subsidiaries; or
           x. agreement, whether oral or written, by the Company, Acquisition or the Subsidiaries to do any of the foregoing.
       (n) No Default or Violation. The Company, Acquisition and the Subsidiaries (i) are in material compliance with all applicable material terms and requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any Legal Requirement.
       (o) Certain Payments. Since the most recent date of the Company Balance Sheets, neither the Company, Acquisition or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a)made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, Acquisition or the Subsidiaries or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, Acquisition or the Subsidiaries.
       (p) Brokers or Finders. The Company and Acquisition have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.
     4.2 Representations and Warranties of UPCI. UPCI hereby makes the following representations and warranties to the Company, all of which shall survive the Post-Closing, subject to the limitations set forth in Section 8.2 hereof:
       (a) Organization, Good Standing and Purpose. UPCI is a corporation duly organized, validly existing and in good standing under the laws of the State of (Hawaii) with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. UPCI has no subsidiaries. UPCI is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect. UPCI was formed to assist small communications companies with their growth strategies.
       (b)  Authority; No Conflict.
           i. This Agreement and any agreement executed in connection herewith have been duly authorized by all required action of UPCI and constitute the legal, valid and binding obligations of UPCI, enforceable against UPCI in accordance with their respective terms. UPCI has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any agreements executed in connection herewith and to perform its obligations hereunder and thereunder.
           ii Neither the execution and delivery of this Agreement by UPCI, nor the consummation or performance by it of any of its obligations contained in this Agreement or in connection with the Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):
               a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of UPCI or (y) any resolution adopted by the board of directors or the stockholders of UPCI;
               b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which UPCI or any of the assets owned or used by UPCI may be subject;
               c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the Purchase Agreement, the UPCI Debentures or any Applicable Contract;
               d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by UPCI;
               e. cause UPCI to become subject to, or to become liable for the payment of, any tax; or
               f. cause any of the assets owned by UPCI to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.
           iii. UPCI is not required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, other than the requisite approval of (its sole
stockholder), (               ) (the "UPCI Stockholder"), which
approval has been obtained.
       (c) Capitalization. The entire authorized UPCI Capital Stock consists of (50,001,000) shares UPCI Common Stock, of which (1,000) shares are issued and outstanding and held by the UPCI Stockholder and (50,000,000) of which are held in escrow pursuant to the UPCI Escrow Agreement (as defined below). With the exception of the UPCI Common Stock Shares and the UPCI Debentures, there are no other outstanding equity or debt securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the UPCI Common Stock Shares, other than applicable Securities Act legends. The UPCI Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except for the UPCI Debentures and the agreements relating thereto set forth in the Purchase Agreement, there are no outstanding options, voting agreements or arrangements, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of UPCI Capital Stock or other securities, or contracts, commitments, understandings, or arrangements by which UPCI is or may become bound to issue additional shares of UPCI Capital Stock or other securities, or securities or rights convertible or exchangeable into shares of UPCI Capital Stock or other securities. Except as set forth in this Section 4.2(c), UPCI has no outstanding equity, debt, debt or equity equivalent security, or debt or equity lines of credit. None of the outstanding UPCI Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. UPCI does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The UPCI Escrow Shares have been duly authorized, validly issued, fully paid and are nonassessable pursuant to the escrow agreement between UPCI, HEM, and the Escrow Agent (the "UPCI Escrow Agreement"). The UPCI Underlying Shares have been duly authorized, and when and if issued pursuant to the terms of the Purchase Agreement, will be fully paid and nonassessable.
       (d) Financial Statements. UPCI has delivered to the Company a balance sheet of UPCI as at (December 31), 2003 (the "UPCI Balance Sheet"), and a statement of operations for the period from inception to (December 31), 2003. Such financial statements were prepared in accordance with GAAP, are set forth in Schedule 4.2(d) hereto and fairly present the financial condition and the results of operations of UPCI as at (December 31), 2003 of and for the period then ended.
       (e) Absence of Material Adverse Change. Since the date of the most recent UPCI Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on UPCI.
       (f) Books and Records. The books of account, minute books, stock record books, and other records of UPCI, all of which have been made available to the Company and original copies of which will be delivered to the Company at the Post-Closing, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of UPCI contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and any committees of the Board of Directors of UPCI.
       (g) No Undisclosed Liabilities. There are no material liabilities of UPCI, whether absolute, accrued, contingent, or otherwise, other than the UPCI Debentures and as set forth in Schedule 4.2(g).
       (h) Title to Properties; Encumbrances. UPCI has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the UPCI Balance Sheet or acquired after the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to the UPCI Balance Sheet. UPCI neither owns nor leases any real property.
       (i)  Legal Proceedings; Orders.
           i. Except as set forth in Schedule 4.2(i) hereto, there is no pending Proceeding:
               a. that has been commenced or threatened by or against UPCI or any of its officers, directors, agents or employees as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by, UPCI; or
               b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.
           ii.  Except as set forth in Schedule 4.2(i) hereto:
               a. there is no Order to which UPCI, or any of the assets owned or used by UPCI, is subject; and
               b. no officer, director, agent, or employee of UPCI is subject to any Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of UPCI.
     (j) Brokers or Finders. UPCI has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.
     (k) No Default or Violation. Schedule 4.2(k) hereto lists each contract, agreement and commitment to which UPCI is a party or otherwise bound (each, an "UPCI Contract") or has any obligation or liability pursuant thereto. UPCI (i) is in compliance with all terms and requirements of each UPCI Contract and (ii) is not in violation of any Legal Requirement.
       (l)  Taxes.
           i. UPCI has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. UPCI has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by UPCI, except such taxes, if any, as are listed in Schedule 4.2(l) hereto and are being contested in good faith as to which adequate reserves have been provided in the UPCI Balance Sheets.
           ii. All tax returns filed by UPCI are true, correct and complete in all material respects and no taxes are currently owed or tax returns due by or on behalf of UPCI.
       (m) Absence of Certain Changes and Events. Except as set forth in Schedule 4.2(m) hereto, since the date of the UPCI Balance Sheet, UPCI has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on UPCI's business or operations, and there has not been any:
           i. change in the authorized or issued capital stock of UPCI; grant of any stock option or right to purchase shares of capital stock of UPCI; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;
           ii.  amendment to the Organizational Documents of UPCI;
           iii. damage to or destruction or loss of any asset or property of UPCI, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of UPCI;
           iv. receipt of notice that any of its substantial customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties of UPCI;
           v. entry into any transaction other than in the Ordinary Course of Business;
           vi. entry into, termination of, or receipt of written notice of termination of any (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or
(ii) contract or transaction;
           vii. sale, lease, or other disposition of any asset or property of UPCI or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of UPCI;
           viii. cancellation or waiver of any claims or rights with a value to UPCI in excess of $10,000;
           ix.  material change in the accounting methods used by UPCI;
           x. accrual or payment of any salaries or other compensation, increase in salaries, compensation or bonuses or retention or hiring of, any consultant or employee;
           xi. debt or other liability incurred, other than the UPCI Debentures; or
           xii. agreement, whether oral or written, by UPCI to do any of the foregoing, other than the Purchase Agreement.
       (n)  Compliance with Law.  Except as set forth in Schedule
4.2(n) hereto:
           i. UPCI has complied in all material respects with, and is not in violation of, in any material respect, any Law to which it or its business is subject; and
           ii. UPCI has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business; and
           iii UPCI has not received written notice of violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business.
       (o) Environmental Laws. UPCI has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of UPCI, UPCI is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the knowledge of UPCI, threatened, actions, suits or proceedings against UPCI or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.
       (p) Intellectual Property. (i) UPCI owns, or is validly licensed or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of UPCI.
           (ii) To the best knowledge of UPCI, UPCI has not interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patent of any other Person. UPCI has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. UPCI has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, is appropriation or violation (including any claim that UPCI must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of UPCI, no other Person has interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of UPCI.
       (q) Employees. (a) UPCI has no employees other than Jehu Hand, who is the President and Chief Executive Officer of UPCI; (b) Jehu Hand has been fully paid for all services rendered by her to UPCI in her capacity as President of UPCI and is owed no further salary or compensation in connection therewith; (c) UPCI has complied in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and UPCI is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (d) UPCI believes that UPCI's relations with its employees is satisfactory; (e) there are no controversies pending or, to the best knowledge of UPCI, threatened between UPCI and any of its employees or former employees; (f) UPCI is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by UPCI, nor, to the best knowledge of UPCI, are there any activities or proceedings of any labor union to organize any such employees; (g) there are no unfair labor practice complaints pending against UPCI before the National Labor Relations Board or any current union representation questions involving employees of UPCI; (h) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of UPCI, threatened, by or with respect to any employees of UPCI; (i) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to UPCI; (j) there are no claims pending against UPCI before any workers' compensation board; (k) UPCI has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to UPCI and, to the best knowledge of UPCI, no such investigation is in progress; and (l) UPCI has no consultants or independent contractors.
       (r) Employee Benefit Plans. There no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) maintained, or contributed to, by UPCI for the benefit of any current or any former employees, officers or directors of UPCI.
       (s) Rule 504 Securities. The UPCI Debentures (which include the Escrow Shares for the UPCI Underlying Shares) were sold in accordance with Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and Section 11-51-308 of the Colorado Securities Act of the Colorado Revised Statutes (the "Colorado Act") and regulation 51-3.13B promulgated thereunder, to an accredited investor residing in the State of Colorado. Accordingly, at the Effective Time and pursuant to Rule 504, the Colorado Act, and Section 3(a)(9) of the Securities Act, the UPCI Debentures (which include the Company Escrow Shares for the Company Underlying Shares) shall continue to be without restriction and shall be freely tradable in accordance with Rule 504.


                               ARTICLE V

                               COVENANTS

     5.1  Covenants of the Company and Acquisition.
       (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, each of the Company and Acquisition shall:
           i. conduct its business only in the Ordinary Course of Business;
           ii. use its commercially reasonable efforts to preserve intact the current business organization of the Company and Acquisition, as the case may be, keep available the services of the current officers, employees and agents of the Company and Acquisition, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and Acquisition, as the case may be;
           iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the UPCI Debenture Holder;
           iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the UPCI Debenture Holder except as may be required by pre-existing commitments disclosed herein or in the Reports or upon the exercise of options or warrants outstanding as of the date hereof;
           v. not incur any indebtedness for money borrowed or issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the Ordinary Course of Business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets, except for promissory notes issued by the Company to raise funds intended to cover operating expenses, repayable in cash only and not to exceed $100,000;
           vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;
           vii. not do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;
           viii. report periodically to the UPCI Debenture Holder concerning the status of the business and operations of the Company upon the reasonable request of the UPCI Debenture Holder, provided, however, that the Company shall not be required to disclose anything of a confidential or proprietary manner unless pursuant to a confidentiality agreement reasonably acceptable to the Company; and
           ix. confer with the UPCI Debenture Holder concerning operational matters of a material nature upon the reasonable request of the UPCI Debenture Holder, provided, however, that the Company shall not be required to disclose anything of a confidential or proprietary manner unless pursuant to a confidentiality agreement reasonably acceptable to the Company.
       (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement up to and including the Post-Closing Date, each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. Each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company and Acquisition or afford access to any of the books, records or other properties of the Company and Acquisition to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's and Acquisition's business.
       (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of UPCI where appropriate, each of the Company and Acquisition shall use commercially reasonable efforts to:
           i. promptly comply with all filing requirements which federal, state or local law may impose on the Company or Acquisition, as the case may be, with respect to the Contemplated Transactions by this Agreement; and
           ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company or Acquisition in connection with the Contemplated Transactions by this Agreement.
       (d) Access to Additional Agreements and Information. Prior to the Post-Closing Date, the Company and Acquisition shall make available to the UPCI Debenture Holder (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material to the Company's business, including without limitation, those contracts to which the Company or Acquisition is a party and those by which each of its business or any of the Company's or Acquisition's assets are bound pursuant and subject to a confidentiality agreement reasonably acceptable to the Company and Holder.
     5.2  Covenants of UPCI.
       (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, UPCI shall:
           i. conduct its business only in the Ordinary Course of Business;
           ii. use its commercially reasonable efforts to preserve intact the current business organization of UPCI, keep available the services of the current officers, employees and agents of UPCI, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with UPCI;
           iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the Company and UPCI Debenture Holder;
           iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the Company and UPCI Debenture Holder;
           v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;
           vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;
           vii. not do any other act which would cause representation or warranty of UPCI in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business consistent with past practice;
           viii. report periodically to the Company and the UPCI Debenture Holder concerning the status of the business and operations of UPCI; and
           ix. confer with the Company and the UPCI Debenture Holder concerning operational matters of a material nature.
       (b)Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Post-Closing Date, UPCI shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. UPCI shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to UPCI or afford access to any of the books, records or other properties of UPCI to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the UPCI's business.
       (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, UPCI shall:
           i. promptly comply with all filing requirements which federal, state or local law may impose on UPCI with respect to the Contemplated Transactions by this Agreement and cooperate with the Company regarding the same; and
           ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of UPCI and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by UPCI in connection with the Contemplated Transactions by this Agreement.
       (d) Actions by UPCI. UPCI shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.
       (e) No Change in Capital Stock. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of UPCI, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of UPCI will be entered into, issued, granted or created.
       (f) Access to Additional Agreements and Information. Prior to the Post-Closing Date, UPCI shall make available to the Company and UPCI Debenture Holder (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of UPCI's business, including without limitation, those contracts to which UPCI is a party and those by which its business or any of UPCI's assets are bound.
        (g) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, UPCI shall use commercially reasonable efforts to:
           i. promptly comply with all filing requirements which federal, state or local law may impose on UPCI with respect to the Contemplated Transactions by this Agreement; and take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of UPCI and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by UPCI in connection with the Contemplated Transactions by this Agreement.
     5.3 Governmental Filings and Consents. The Company, Acquisition and UPCI shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company, Acquisition or UPCI and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.
     5.4 Publicity. Any public announcement or press release relating to this Agreement or the Contemplated Transactions must be approved by the UPCI Debenture Holder and the Company in writing before being made or released. The Company shall have the right to issue a press release or make other disclosure without the UPCI Debenture Holder's written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations or other Law; provided that, the UPCI Debenture Holder receives a copy of such prepared press release or other disclosures for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by Law; provided that, the UPCI Debenture Holder and the Company receives a copy of such release as long as reasonably practical before it is issued.
     5.5 Tax Returns. The current officers of the Company shall have the right to prepare any tax returns of the Company with respect to any period that ends on or before the Post-Closing Date. Such tax returns shall be timely filed by the Company. UPCI shall cooperate with said officers in the preparation of such tax returns.


                               ARTICLE VI

                               CONDITIONS

     6.1 Conditions to Obligations of UPCI. The obligation of UPCI to consummate the Contemplated Transactions is subject to the fulfillment of each of the following conditions, any of which may be waived by UPCI in its sole discretion:
       (a) Copies of Resolutions. At the Post-Closing (i) the Company shall have furnished UPCI with a certificate of its CEO or President, as the case may be, in the form of Exhibit 6.1(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (ii) Acquisition shall have furnished UPCI with a certificate of its CEO or President, as the case may be, in the form of
Exhibit 6.1(e) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.
       (b) Opinion of Company's Counsel. The Company shall have furnished to UPCI, at the Post-Closing, an opinion of its legal counsel, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(b) annexed hereto.
       (c) Opinion of Company's Special Securities Counsel. The Company shall have furnished to UPCI, at the Post-Closing, with an opinion of the special securities counsel to the Company, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(c) annexed hereto.
       (d) Instruction Letter to Transfer Agent. The Company shall have furnished UPCI, at the Post-Closing, with a letter to its transfer agent, to accept the legal opinion set forth in Section 6.1(c), dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(d) annexed hereto.
       (e) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company and Acquisition set forth in this Agreement was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and Acquisition at or prior to the Post-Closing Date.
       (f) Delivery of Certificate. (A) The Company shall have delivered to UPCI a certificate, in the form of Exhibit 6.1(f) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e) and (B) Acquisition shall have delivered to UPCI a certificate, in the form of Exhibit 6.1(h) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of Acquisition affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e).
       (g) Consents and Waivers. At the Post-Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the UPCI Debenture Holder.
       (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making consummation thereof unduly burdensome to UPCI. On the Post-Closing Date and immediately prior to consummation of the Contemplated Transactions, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person restraining or prohibiting the consummation of the Contemplated Transactions.
Delivery of Documents and Other Information. Prior to the Post-Closing Date, the Company and Acquisition shall have made available or delivered to UPCI all of the agreements, contracts, documents and other instruments requested by UPCI.
     6.2  Conditions to Obligations of the Company and Acquisition.
The obligations of the Company and Acquisition to consummate the Contemplated Transactions are subject to the fulfillment of each of the following conditions, any of which may be waived by the Company and Acquisition, in their sole discretion:
        (a) Copies of Resolutions. At the Post-Closing, UPCI shall have furnished the Company with a certificate of its President, in the form of Exhibit 6.2(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of UPCI authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable UPCI to comply with the terms of this Agreement.
       (b) Opinion of UPCI's Counsel. UPCI shall have furnished to the Company, at the Post-Closing, with an opinion of counsel to UPCI, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.2(b) annexed hereto.
       (c) Opinion of UPCI's Special Securities Counsel. UPCI shall have furnished to the Company, at the Closing, with an opinion of the special securities counsel to UPCI dated as of the Post-Closing Date, substantially in the form of Exhibit 6.2(c) annexed hereto.
       (d) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of UPCI was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. UPCI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by UPCI at or prior to the Post-Closing Date.
       (e) Delivery of Certificate. UPCI shall have delivered to the Company a certificate, in the form of Exhibit 6.2(e) annexed hereto, dated the Post-Closing Date and signed by the CEO or President of UPCI, affirming that the representations and warranties of UPCI as set forth in Section 4.2 were and are true, correct and complete and UPCI's agreements and covenants have been performed as required by Section 6.2(d).
       (f) Compliance with Rule 504. In connection with the issuance of the Securities by UPCI under the Purchase Agreement, on or prior to the Post-Closing Date UPCI shall be in full compliance with Rule 504 of Regulation D of the Securities Act of 1933, as amended, and UPCI shall have delivered to the Company at the Post-Closing a filed copy of the Form D required to be filed with the SEC in connection therewith.
       (g) Consents and Waivers. On or prior to the Post-Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.
       (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to UPCI issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making the consummation thereof unduly burdensome to the Company or UPCI. On the Post-Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Contemplated Transactions.
       (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, UPCI shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.


                               ARTICLE VII

                               TERMINATION

     7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.
     7.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing shall not have occurred within ten (10) days of the date hereof (except if such 10th day is not a Business Day, then the next Business Day).
     7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Contemplated Transactions illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.
     7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Post-Closing Date:
       (a) by UPCI if: (i) any of the representations and warranties made in this Agreement by the Company or Acquisition shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) the Company or Acquisition shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or
       (b) by the Company or Acquisition if: (i) any of the representations and warranties of UPCI or the UPCI Stockholder shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) UPCI or the UPCI Stockholder shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.
     7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.
     7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.


                              ARTICLE VIII

                        SURVIVAL; INDEMNIFICATION

     8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Post-Closing hereunder and shall thereafter survive until the earlier of (i) the fifth anniversary of the Post-Closing Date and (ii) the date of the UPCI Debentures have been fully converted or otherwise cease to be outstanding (the "Conversion Date") and shall then terminate except to the extent that notice of the Company's or Acquisition liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such second anniversary or Conversion Date.
     8.2 Survival of Representations and Warranties of UPCI. All representations and warranties of UPCI shall terminate upon the Closing except to the extent that notice of UPCI's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to Closing.
     8.3 Obligation of the Company to Indemnify. The Company agrees to indemnify, defend and hold harmless UPCI (and its directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by the Company of any covenant or agreement contained in this Agreement.
     8.4 Obligation of and UPCI to Indemnify. UPCI agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of UPCI contained in this Agreement or (ii) breach by UPCI of any covenant or agreement contained in this Agreement.
     8.5 Notice and Opportunity to Defend. (a) Promptly after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.
       (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.


                               ARTICLE IX

                               DEFINITIONS

     The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.
"Applicable Contract" means any Contract (a) to which the Company is a party and under which the Company has or may acquire any material rights, (b) under which the Company or UPCI, as the case may be, is a party and has or may become subject to any material obligation or material liability or (c) by which the Company or UPCI, as the case may be, or any of the material assets owned or used by it is or may become bound.
"Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, without limitation:
       (1)  the Merger; and
the performance by the parties of their respective covenants and obligations under this Agreement.

"Environmental Laws" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

"ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

"GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

"Law" means all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

"Material Adverse Effect" means a material adverse effect upon the business or financial condition of the Company (when used in Section 4.1) or UPCI (when used in Section 4.2), taken as a whole with any subsidiaries.

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator. "Ordinary Course of Business" means an action taken by a Person where:
       (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
       (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and
       (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" means the articles or certificate of incorporation and the by-laws of a corporation and any amendment thereto.

"Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.


                               ARTICLE X

                              MISCELLANEOUS


     10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Contemplated Transactions herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses
     10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.
     10.3 Assignment. Neither the Company nor UPCI shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the UPCI Debenture Holder.
     10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.
     10.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Contemplated Transactions and supersede all prior agreements with respect thereto, whether written or oral.
     10.6 Governing Law. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.
     10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation of receipt (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address set forth below:

If to UPCI prior to
Post-Closing:                     Universal Pet Care, Inc.
                                  24351 Pasto Road, Suite B
                                  Dana Point, CA 92629
                                  Attn: Jehu Hand, President
                                  Tel:   (949) 489-2400
                                  Fax:  (949) 489-0034

If to UPCI after                  Universal Pet Care, Inc.
Post-Closing:                     c/o Advanced ID Corporation
                                  6143 - 4 Street SE, Suite 14
                                  Calgary, Alberta T2H 2H9
                                  Canada
                                  Attn:  President
                                  Tel:  (403) 264-6300
                                  Fax:  (403) 263-2055

with copies to:                   Jody Walker, Esq.
                                  7841 South Garfield Way
                                  Centennial, CO 80122
                                  Tel: (303) 850-7637
                                  Fax:  (303) 220-9902

If to Acquisition:                AIDO Acquisition, Inc.
                                  c/o Advanced ID Corporation
                                  6143 - 4 Street SE, Suite 14
                                  Calgary, Alberta T2H 2H9
                                  Canada
                                  Attn:  President
                                  Tel:  (403) 264-6300
                                  Fax:  (403) 263-2055

with copies to:                   Jody Walker, Esq.
                                  7841 South Garfield Way
                                  Centennial, CO 80122
                                  Tel: (303) 850-7637
                                  Fax:  (303) 220-9902

If to the Company:                Advanced ID Corporation
                                  6143 - 4 Street SE, Suite 14
                                  Calgary, Alberta T2H 2H9
                                  Canada
                                  Attn:  President
                                  Tel:  (403) 264-6300
                                  Fax:  (403) 263-2055

with copies to:                   Jody Walker, Esq.
                                  7841 South Garfield Way
                                  Centennial, CO 80122
                                  Tel: (303) 850-7637
                                  Fax:  (303) 220-9902

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.
     10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
     10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.
     10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable and the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.
     10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.
     10.12 Confidential Information. UPCI, UPCI Stockholder and the UPCI Debenture Holder each represents to the Company that, at all times, they have maintained in confidence all non-public information regarding the Company (including existence of the transactions contemplated herein) received by them from the Company or its agents, and covenants that it they will continue to maintain in confidence such information until such information (a) becomes generally publicly available other than through a violation of this provision by UPCI, UPCI Stockholder, the UPCI Debenture Holder, or any of their respective agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) UPCI, UPCI Stockholder or the UPCI Debenture Holder, as applicable, shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.



(Signature Page Follows)







IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed and delivered on the date and year first above written.


ADVANCED ID CORPORATION



By:
   -----------------------------
   Barry Bennett, President


UNIVERSAL PET CARE, INC.



By:
   ------------------------------
   Jehu Hand, President


AIDO ACQUISITION, INC.



By:
   ------------------------------
   Todd Noble, President






COMPANY DISCLOSURE SCHEDULE


The following are exceptions to the representations and warranties made by Advanced ID Corporation ("Company") and AIDO Acquisition, Inc. ("Acquisition") in Section 4.1 of the Agreement and Plan of Merger dated as of January 20, 2004 ( the "Agreement") by and among the Company, Acquisition and Universal Pet Care, Inc., which exceptions along with any disclosure in the Reports (as defined in the Agreement) shall be deemed to be representations and warranties as if made under the Agreement. To the extent any exception is disclosed pursuant to any specific section of the Agreement designated below, it shall be deemed to be disclosed for any and all purposes under any other sections of the Agreement where such disclosure on its face would be deemed reasonably to apply. Where the terms of a lease, contract, agreement or other disclosure item have been summarized or described in this Company Disclosure Schedule, such summary or description does not purport to be a complete statement of the material terms of such lease, contract, agreement or other item. Terms defined in the Agreement shall have the same meanings when used herein unless otherwise defined. The inclusion of any item hereunder shall not be deemed an admission by the Company that such item is material to the business, assets, results of operations, prospectus or affairs of the Company, nor shall it be deemed an admission of any obligation or liability to any third party.

Section 4.1(a):
     1.  AIDO Acquisition, Inc. has no subsidiaries.
     2. Advanced ID Corporation wholly owns AVID Canada Corporation, an Alberta corporation.

Section 4.1(c):
     1. 710,000 shares issued to the Directors of the Company related to the exercise of options, warrants and due to a contractual agreement.
     2. 99,017 shares issued to a Director of the Company as payment in lieu of cash.
     3. 10,000 shares issued to Gottbetter for partial payment of services.
     4.  650,000 options issued to the Directors of the Company.
     5.  250,000 warrants issued to a Director of the Company.
     6. $25,000 to be converted into shares at the average closing value of the Company's common stock over the previous 20 trading days immediately prior to the date the Company ships a minimum of 500,000 tags to a customer.

Section 4.1(g):
     1. $100,000 convertible debenture agreement issued to a Director of the Company.

Section 4.1(h):
     1. None.

Section 4.1(l)
     1.  None.

Section 4.1 (m)
     1.  None.

Section 4.1 (p)
     1.  None.




Schedule 4.2(d)
     UPCI Financial Statements
     BALANCE SHEET
     UPCI Financial Statements
     STATEMENTS OF OPERATIONS




Schedule 4.2(i)

UPCI Legal Proceeding




Schedule 4.2(g)

UPCI Liabilities




Schedule 4.2(m)

UPCI Absence of Certain Changes or Events



Schedule 4.2(n)

UPCI Compliance with Law



EXHIBIT 2.2(a)

ESCROW AGREEMENT
     ESCROW AGREEMENT (this "Agreement"), dated as of January 20, 2004, by and among Advanced ID Corporation, a South Dakota corporation with its principal place of business at 6143 - 4 Street SE, Suite 14, Calgary, Alberta T2H 2H9 Canada (the "Company"); Gottbetter & Partners, LLP, with its principal place of business at 488 Madison Avenue, New York, NY 10022 (the "Escrow Agent"); and HEM Mutual Assurance LLC, a Colorado limited liability company with offices at One Tabor Center, 1200 17th Street, Suite 1000, Denver, Colorado 80202 (the "Purchaser"). Recitals
       A. Immediately preceding the execution of this Agreement, the Purchaser and Universal Pet Care, Inc., a Hawaii corporation ("UPCI") entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof and incorporated herein by reference, pursuant to which UPCI issued and sold and the Purchaser purchased the Debentures for cash.
       B. Simultaneous with the execution of this Agreement, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), incorporated herein by reference, with UPCI and AIDO Acquisition, Inc., a (Hawaii) corporation ("Acquisition"), pursuant to which Acquisition will be merged with and into UPCI (the "Merger") making UPCI the surviving corporation in the Merger and a wholly-owned subsidiary of the Company.
       C. Pursuant to the Merger, the Company has agreed to assume all of UPCI's obligations to the Purchaser under the Purchase Agreement and the UPCI Debentures, to issue the Company Escrow Shares (as defined in the Merger Agreement) into escrow with the Escrow Agent in order to replace the Escrow Shares (as defined in the Purchase Agreement) and for purposes of conversions of the UPCI Debentures, the Company acknowledges its assigned rights under the Note and Purchaser has agreed to such assumption and related transactions.
       D. In connection with the foregoing, the Escrow Agent has agreed to continue to act as Escrow Agent for the UPCI Debentures (both the First Debenture and the Second Debenture and the Company Escrow Shares) in the same manner and to the same extent that it previously agreed to act as Escrow Agent for the UPCI Debentures and the Escrow Shares.
       E. The Company has granted the Escrow Agent a limited power of attorney (the "Power of Attorney") with respect to the UPCI Debentures and the Company Escrow Shares (collectively the "Securities"), in the form attached hereto as Appendix I.
       F. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the Securities.
       G. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

NOW, THEREFORE, IT IS AGREED:
     Procedure for Escrow. The procedures of the escrow shall be governed by the provisions of Article 2 of the Purchase Agreement and Exhibit E thereto, Section 2.2 of the Merger Agreement and Sections 2, 3, 4 and 5 of the UPCI Debentures, all of which are incorporated herein.
     Terms of Escrow.   The terms of the escrow shall be governed by
Article 4 of the Purchase Agreement, Article 2 of the Merger Agreement and Sections 2, 3, 4 and 5 of the UPCI Debentures, all of which are incorporated herein.
     Duties and Obligations of the Escrow Agent. The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder;
     The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel;
     The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchaser and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchaser and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the Purchaser and the Company and agreed to in writing by the Escrow Agent;
     If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or take action it deems until the Escrow Agent is directed otherwise in writing jointly by the Purchaser and the Company or by a final judgment of a court of competent jurisdiction;
     The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement;
     The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration;
     If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Securities (to the extent delivered to the Escrow Agent pursuant hereto, the "Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by the Purchaser and the Company. If no such escrow agent is selected within ten (10) days after the Escrow Agent gives notice to the Purchaser and the Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Company and the Purchaser shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses;
     This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchaser or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the State of New York or of the United States located in the county and State of New York and deposit the Consideration with such court;
     The parties acknowledge and agree that the Escrow Agent is counsel to the Purchaser. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder;
     Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.
     The Escrow Agent agrees to perform its obligations hereunder in accordance with the provisions of Sections 1 and 2 hereof.

Indemnification.
     The Purchaser hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;
     The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by the Purchaser against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;
     The Purchaser and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, (other than taxes related to the fee of the Escrow Agent), liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, the Securities and the Power of Attorney, including, but not limited to, all reasonable legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder.
     In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the reasonable legal fees of the prevailing party or parties and the reasonable legal fees, if any, of the Escrow Agent.

Miscellaneous.
     Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or via courier or sent to the party by facsimile upon electronic confirmation and receipt (promptly followed by a hard-copy delivered in accordance with this Section 5(a)) or three days after being mailed by registered or certified mail (return receipt requested), or if sent by nationally recognized overnight courier, one day after being mailed, in each case with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

     (i)  If to the Company:      Advanced ID Corporation
                                  6143 - 4 Street SE, Suite 14
                                  Calgary, Alberta T2H 2H9
                                  Canada
                                  Attn:  President
                                  Tel:  (403) 264-6300
                                  Fax:  (403) 263-2055


with copies to:                   Jody Walker, Esq.
                                  7841 South Garfield Way
                                  Centennial, CO 80122
                                  Tel:  (303) 850-7637
                                  Fax:  (303) 220-9902


     (ii)  If to the Purchaser:  See Schedule 1 to the Purchase
Agreement.

with copies to                    Gottbetter & Partners, LLP
                                  488 Madison Avenue
                                  New York, New York 10022
                                  Attn:  Adam S. Gottbetter, Esq.
                                  Tel:  (212) 400-6900
                                  Fax:  (212) 400-6901


If to the Escrow Agent:           Gottbetter & Partners, LLP
                                  488 Madison Avenue
                                  New York, New York 10022
                                  Attn:  Adam S. Gottbetter, Esq.
                                  Tel:  (212) 400-6900
                                  Fax:  (212) 400-6901


     This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.
     This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
     This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.
     Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses
     This Agreement and the other agreements and documents referenced herein contain the entire agreement among the parties hereto with respect to the transactions described herein and supercedes all prior agreements with respect thereto, whether written or oral.
     Termination of Escrow.   The term of this Escrow Agreement shall
begin upon the date hereof and shall continue until the earlier to occur of (i) full conversion of the UPCI Debentures (ii) the Maturity Date, and (iii) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement, the Escrow Agent shall return any of the Consideration then held by it to the Company or the Purchaser, as applicable pursuant to the Merger Agreement and all other documents executed in connection therewith, the Purchase Agreement and the other Transaction Documents.


(Signature Page Follows)






IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

Escrow Agent:                            The Company:
Gottbetter & Partners, LLP               ADVANCED ID CORPORATION



By:                                      By:
    --------------------------                ------------------------
    Adam Gottbetter, Managing Partner         Barry Bennett, President


                                         Purchaser:
                                         HEM MUTUAL ASSURANCE LLC



                                          By:
                                              ------------------------
                                              Name:   Pierce Loughran
                                              Title:  Manager




                               APPENDIX I
FORM 26/33-DPOA/S-97
Power of Attorney; Statutory Short Form, Revised 1/1/97(with Affidavit of Effectiveness
  CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT - THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY

                     DURABLE GENERAL POWER OF ATTORNEY
                       NEW YORK STATUTORY SHORT FORM
             THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
                SHOULD YOU BECOME DISABLED OR INCOMPETENT
CAUTION: THIS IS AN IMPORTANT DOCUMENT IT GIVES THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING YOUR LIFETIME WHICH MAY INGCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL CONTINUE TO EXIST EVEN AFTER YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTION 5-1502A THROUGH 5-1503 WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

(IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.)

THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations
Law:

  ADVANCED ID CORPORATION, with an address at 6143 - 4 Street SE,
            Suite 14, Calgary, Alberta T2H 2H9, Canada
                  (insert your name and address)

  does hereby appoint:  Adam S. Gottbetter with an address at c/o
        Gottbetter & Partners, LLP,  488 Madison Avenue,
                12th Floor, New York, NY 10022
(If 1 person is to be appointed agent, insert the name and address of your agent above)

(If 2 or more persons are to be appointed agents by you insert their names and addresses above.)

my attorney(s)-in-fact TO ACT (If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice;)

              (     )  Each agent may SEPARATELY act.
              (     ) All agents must act TOGETHER.
(If neither blank space is initialed, the agents will be required to act TOGETHER)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:
(DIRECTIONS: Initial in the blank space to the left of your choice any one or more of the following lettered subdivisions as to which you WANT to give your agent authority. If the blank space to the left of any particular lettered subdivision is NOT initialed, NO AUTHORITY WILL BE GRANTED for matters that are included in that subdivision. Alternatively, the letter corresponding to each power you wish to grant may be written or typed on the blank line in subdivision "(Q)", and you may then put your initials in the blank space to the left of subdivision "(Q)" in order to grant each of the powers so indicated)

(     )  (A)  real estate transactions;
(     )  (B)  chattel and goods transactions;
(  X  )  (C)  bond, share and commodity transactions;
(     )  (D)  banking transactions;
(     )  (E)  business operating transactions;
(     )  (F)  insurance transactions;
(     )  (G)  estate transactions;
(     )  (H)  claims and litigation;
(     )  (I)  personal relationships and affairs;
(     )  (J)  benefits from military service;
(     )  (K)  records, reports and statements;
(     )  (L)  retirement benefit transactions;
(     )  (M)  making gifts to my spouse, children and more remote descendants, and parents, not to exceed in the aggregate $10,000 to each of such persons in any year;
(     )  (N)  tax matters;
(     )  (O)  all other matters;
(     )  (P)  full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;
(     )  (Q)  each of the matters identified by the following letters:


(Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of Section 5-1503 of the New York General Obligations Law.)

                           SEE ATTACHMENT A

Special Additional Provisions:  The powers granted under (A) through
(C) above shall include the sale of a cooperative housing unit and are enlarged so that all fixtures and articles of personal property which at the time of such transaction are or which may thereafter be attached to or used in connection with the real or personal property may be included in the agreements or other instruments to be executed and delivered in connection with any transactions and which may be described in said instruments with more particularity. This Power of Attorney is not subject to question because an instrument executed hereunder fails to recite or recites only nominal consideration paid therefore and any person dealing with the subject matter of such instrument may do so as if full consideration had been expressed therein.

This durable power of attorney shall not be affected by my subsequent disability or incompetence.
If every agent named above is unable or unwilling to serve, I appoint residing at

(insert name and address of successor)
to be my agent for all purposes hereunder.                     JUD 134




TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS DURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY
TIME.

IN WITNESS WHEREOF I have hereunto signed my name this 20th day of January, 2004.

                        ADVANCED ID CORPORATION

(YOU SIGN HERE:) (  )By:                     ,  Chief Executive Officer
                        ---------------------
                       (Signature of principal)

  The statute requires that this instrument be acknowledged by the principal. No express provision is made for proof by subscribing witness.

STATE OF                          COUNTY OF                    ) ss.:

On the           day of                           , 2004  , before me
personally came

to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.


STATE OF                          COUNTY OF                    ) ss.:

On the           day of                           , 20  , before me
personally came

to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.




                       AFFIDAVIT OF EFFECTIVENESS

STATE OF                          COUNTY OF                    ) ss.:

Adam S. Gottbetter, residing at 488 Madison Avenue, 12th Floor, New York, New York 10022, being duly sworn does depose and say that I am the Attorney-in-Fact under the above Power of Attorney. That said Power of Attorney is a valid and subsisting Power which has not been revoked by the death of the principal(s) or otherwise; that I have no actual knowledge of a revocation of the foregoing Power; and, I warrant and represent that I have full and unqualified authority to execute the documents relating to the release of common stock of Advanced ID Corporation held in escrow knowing that Signature Stock Transfer, Inc. as transfer agent and Gottbetter & Partners, LLP as escrow agent , will rely upon the representations made herein as inducement to accept such instrument(s) and this Power of Attorney as evidence of my authority to act.


                                                     Attorney in Fact
Sworn and Subscribed to Before Me This     day of               , 200

          (Notary Affix Stamp at Right)

Durable General Power of Attorney                DISTRICT
REVISED STATUTORY SHORT FORM                     SECTION
                                                 BLOCK
                                                 LOT
                                                 COUNTY OR TOWN

                                  Recorded at the Request of
                             ------------------------------------
                                       Return by Mail To:













                        DURABLE POWER OF ATTORNEY
                       NEW YORK STATUTORY SHORT FORM
                          DATED JANUARY 20, 2004

                  BY ADVANCED ID CORPORATION (the "Company")
                              ATTACHMENT A
  The attached power of attorney is limited by and subject to the terms and conditions of the Convertible Debenture Purchase Agreement by and between Universal Pet Care, Inc. ("UPCI") and HEM Mutual Assurance LLC (the "Purchaser") dated January 20, 2004 (the "Purchase Agreement"), the Escrow Agreement by and among Advanced ID Corporation (the "Company"), Gottbetter & Partners, LLP and the Purchaser dated January 20, 2004 (the "Escrow Agreement"), and the Agreement and Plan of Merger dated January 20, 2004 by and between the Company, AIDO Acquisition, Inc. and UPCI (the "Merger Agreement") and, to be issued in accordance with the Merger Agreement, the UPCI Debentures and the Company Escrow Shares, and such power of attorney can only be acted upon to enforce the rights of the Purchaser and its successors and assigns under the Purchase Agreement, the Merger Agreement and the UPCI Debentures, and to grant the appointed agent the power to deliver the opinions of counsel in substantially the same form as the opinions contained in Exhibits 6.1(b) and 6.1(c) to the Merger Agreement, in connection with the issuance and delivery of shares of the Company Common Stock, removing stop transfer orders and restrictions, and replenishing the Company Escrow Shares under and in accordance with the aforementioned documents.
  All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.
  This power of attorney shall expire upon the full and complete satisfaction of all of the Company's obligations under the Escrow Agreement and the UPCI Debentures.
  IN WITNESS WHEREOF, I have hereunto signed my name this 20th day of January, 2004.

ADVANCED ID CORPORATION


By:
Name:
Title:

Signed and sworn to before me on                            , 2004

   Notary Public


                             EXHIBIT 6.1(a)

                        ADVANCED ID CORPORATION
                         OFFICER'S CERTIFICATE

     I, Barry Bennett, being the President of Advanced ID Corporation, a South Dakota corporation (the "Company"), pursuant to Section 6.1(a) of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 20, 2004, by and between the Company, AIDO Acquisition, Inc. and Universal Pet Care, Inc., do hereby certify on behalf of the Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Merger Agreement and all exhibits and documents related thereto by the Company and all other necessary or proper corporate action to enable the Company to comply with the terms thereunder.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this 20th day of January, 2004.


ADVANCED ID CORPORATION
     By:     _______________________________


                             EXHIBIT 6.1(b)

January 20, 2004
Confidential

Universal Pet Care, Inc.
24351 Pasto Road, Suite B
Dana Point, CA 92629
Attn: Jehu Hand, President

Re:  Agreement and Plan of Merger by and among Advanced ID Corporation,
          AIDO Acquisition, Inc., and Universal Pet Care, Inc.

Gentlemen:

This opinion is furnished to you pursuant to Section 6.1(b) of the Agreement and Plan of Merger, dated January 20, 2004 (the "Merger Agreement"), by and among (i) Advanced ID Corporation, a corporation organized under the laws of South Dakota ("Parent"), (ii) AIDO Acquisition, Inc., a (Hawaii) corporation and a wholly owned subsidiary of Parent ("Acquisition"), and (iii) Universal Pet Care, Inc., a corporation organized under the laws of Hawaii ("UPCI"). We have acted as counsel to Parent and Acquisition in connection with the preparation, execution and delivery of the Merger Agreement and the Escrow Agreement, dated January 20, 2004, among Parent, Gottbetter & Partners, LLP, as escrow agent, and HEM Mutual Assurance LLC (the "Escrow Agreement") referred to in Section 2.2(a) of the Merger Agreement. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Merger Agreement.
In connection with this opinion, we have examined original or reproduced or certified copies of such records of Parent and Acquisition, certificates of public officials, officers and representatives of Parent and Acquisition and such other instruments and documents as we have deemed necessary to form the basis for the opinion hereinafter expressed.

As to various matters of fact relevant to our opinion, we have relied upon representations and warranties of representatives of Parent and Acquisition (including representations and warranties made in or pursuant to the Merger Agreement) and certificates and statements of public officials and officers and other representatives of Parent and Acquisition.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:
1. Parent is a corporation validly existing in good standing under the laws of the State of South Dakota. Acquisition is corporation validly existing in good standing under the laws of the State of Hawaii.
Parent is qualified to transact business and in good standing in the States of (California) and (other states).
2. Parent and Acquisition have all necessary corporate power and authority to execute and deliver the Merger Agreement and Parent has all necessary corporate power and authority to execute and deliver the Escrow Agreement. The execution and delivery by Parent and Acquisition of the Merger Agreement have been duly authorized by all necessary corporate action required on the part of Parent and Acquisition. The execution and delivery by Parent of the Escrow Agreement have been duly authorized by all necessary corporate action required on the part of Parent. The Merger Agreement has been duly executed and delivered by Parent and Acquisition and constitutes a valid and binding obligation of Parent and Acquisition, enforceable against Parent and Acquisition in accordance with its terms. The Escrow Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.
3. As of the date hereof, immediately prior to the effective time of the Merger, the Parent's authorized capital stock consists of (a) 100,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of which approximately 38,300,000 shares are issued and outstanding, and (b) 500,000 shares of preferred stock, par value $0.01 per share, of which no shares of Preferred Stock are issued and outstanding. No shares of the Common Stock are entitled to statutory preemptive rights. Except as specifically disclosed in Schedule 4.1(c) to the Merger Agreement, to our knowledge, there are no outstanding options, warrants, rights to subscribe to, registration rights, calls or commitments relating to, or, except as a result of the purchase and sale of the UPCI Debentures, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts or commitments by which Parent is bound to issue additional shares of the Common Stock, or securities or rights convertible into or exchangeable for shares of the Common Stock, except as otherwise provided in the Merger Agreement.
4. Parent has duly authorized and reserved for issuance such number of shares of the Common Stock as are issuable upon conversion of the UPCI Debentures (the "Underlying Shares") and, to the extent that the number of the Underlying Shares may exceed the aggregate number of the Escrow Shares deposited in escrow pursuant to the Escrow Agreement (such excess shares, if any, the "Excess Shares"), such number of Excess Shares as are required pursuant to the UPCI Debentures and the Merger Agreement. The Escrow Shares and the Excess Shares, when issued pursuant to the terms of the UPCI Debentures, the Merger Agreement and the Escrow Agreement, will be validly issued, fully paid and non-assessable.
5. The execution and delivery of the Merger Agreement by Parent and UPCI Acquisition, and the execution and delivery of the Escrow Agreement by Parent, and the performance by them of the terms thereof, do not conflict with or violate any judgment, decree, order, rule or regulation known to us of any court or governmental body of the States of (Hawaii or South Dakota) or the United States of America having jurisdiction over Parent or Acquisition.
6. The execution and delivery of the Merger Agreement by Parent and Acquisition, and the execution and delivery of the Escrow Agreement by Parent, and the performance by them of the terms thereof, do not violate, to our knowledge, any provision of any applicable law, rule or regulation of the States of (Hawaii) or South Dakota or the United States of America, which violation is reasonably expected to have a Material Adverse Effect. To our knowledge, except as disclosed in
Schedule 4.1(b) to the Merger Agreement, neither the execution, delivery and performance of the Merger Agreement by Parent or Acquisition, nor the execution, delivery and performance of the Escrow Agreement by Parent, have resulted in any violation of, or constituted a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under) any contract, agreement, instrument, judgment or decree binding upon Parent or Acquisition known to us, which violation or default is reasonably expected to have a Material Adverse Effect.
7. To our knowledge, no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or threatened against Parent or Acquisition which questions the validity of the Merger Agreement or the Escrow Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated thereby.
8. No consent or approval of or filing with any governmental authority of the States of (Hawaii) or South Dakota or the United States of America is required (a) for Parent or Acquisition to execute and deliver the Merger Agreement or to perform the terms thereof, or (b) for Parent to execute and deliver the Escrow Agreement or perform the terms thereof, except for the filing of registration statements and periodic reports with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The opinion set forth above is subject to the following further qualifications and limitations:
In rendering the opinion in paragraph 1 above, we have relied solely on certificates of good standing of the Secretaries of State of the States of (South Dakota) and (other states);
The enforceability of the Merger Agreement and the Escrow Agreement may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws and court decisions affecting or relating to the enforcement of creditors' rights generally;
The enforceability of the Merger Agreement and the Escrow Agreement are subject to the application of and may be limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might decline to order Parent or Acquisition to perform certain covenants.
The remedies of specific performance, injunction and other forms of equitable relief are subject to certain limitations and defenses and the discretion of the court before which any proceeding may be brought; We express no opinion as to the validity, binding nature or enforceability of any provision in any documents which (i) purports to waive any procedural due process rights, (ii) relates to choice of governing law as it may be interpreted by any court other than a court
of the State of (              ), (iii) waives any rights afforded to
any party under any statute or constitutional provision, or (iv) waives broadly or vaguely stated rights or future rights, or waives certain rights or defenses to obligations, in each case where such waivers are against statutes, laws or public policy;
Rights to indemnity and/or contribution under the Merger Agreement or any obligation of UPCI assumed thereby may be limited by federal or state securities laws or the public policy underlying such laws;
We express no opinion with respect to (i) the securities laws of any jurisdiction, including the securities laws of the United States of America or of any state (ii) the anti-trust laws of the United States of America or of any state, (iii) patent, copyright, trademark or other intellectual property laws or regulations of the United States of America or of any state;
In rendering the opinion in paragraph 3 above, we have relied solely on the disclosures in Parent's Quarterly Report on Form 10-QSB for the Quarterly Period ended September 30, 2003, as updated by a certificate of the President and Chief Executive Officer of Parent; and As used in this opinion letter, "our knowledge," "known to us" or like phrases shall mean the current, actual knowledge (without independent investigation or verification) of attorneys in our firm who have been involved with the negotiation, execution and delivery of the Merger Agreement and Escrow Agreement based upon our limited representation of Parent and Acquisition. We do not purport to have made nor have we made any review of court or other public records (other than the certificates of good standing referred to in clause (i) above) or proceedings, or any specific review or investigation of Parent or Acquisition or any affiliate thereof or any special inquiry of Parent or Acquisition, any affiliate thereof, or any other Person.

We do not express any opinion with respect to any law other than the
laws of the State of (                       ) and the federal laws of
the United States of America that in our experience are generally applicable to transactions of the type contemplated by the Merger Agreement and the Escrow Agreement ("Applicable Law"), and we express no opinion as to laws that are applicable as a result of the particular business of any party to the Merger Agreement or the Escrow Agreement. We note that Parent is organized under the laws of the State of South Dakota and that Acquisition is organized under the State of Hawaii. We are not members of the Bar of either the State of South Dakota, Hawaii
or (                    ), and thus, with your consent, the opinion
expressed herein is understood to be rendered as if Parent and Acquisition were each organized under the laws of the State of (California).
This opinion is furnished by us solely for your benefit in connection with the transactions referred to in and contemplated by the Merger Agreement and may not be circulated to, or quoted or relied upon by, any other person or for any other purpose.
Very truly yours,






                             EXHIBIT 6.1(c)

January 20, 2004


Universal Pet Care, Inc.
24351 Pasto Road, Suite B
Dana Point, CA 92629
Attn: Jehu Hand, President

Re: Supporting Legal Opinion for Request to Issue Free Trading Securities Pursuant to Rule 504 for Advanced ID Corporation

Dear Sirs:

     The undersigned has been retained as special securities and acquisition counsel to Advanced ID Corporation, a South Dakota corporation, ("AIDO") and Universal Pet Care, Inc., a Hawaii corporation ("UPCI"). We can advise you that prior to the transactions referred to herein, UPCI was not affiliated with AIDO.

     The subject of this letter are securities to be issued by UPCI on or about January 20, 2004, pursuant to a Convertible Debenture Purchase Agreement ("Purchase Agreement") dated January 20, 2004 between UPCI and the Investor (as defined below), to wit, the UPCI 1 percent Convertible Debenture in the aggregate principal amount of Nine Hundred Ninety Five Thousand Five Hundred Dollars ($995,500) (the "First Debenture") and the UPCI 1 percent Convertible Debenture in the aggregate principal amount of Four Thousand Five Hundred Dollars ($4,500) (the "Second Debenture"; and, together with the First Debenture, the "UPCI Debentures"), together with the underlying shares of the UPCI common stock, par value $1.00 (the "UPCI Common Stock"), into which the UPCI Debentures are convertible, from time to time. The Purchase Agreement also requires UPCI and/or its successor in interest, to issue 50,000,000 shares of UPCI Common Stock as a "security stock" (the "Escrow Shares") in support of the offer and sale of the UPCI Debentures. The UPCI Debentures, the UPCI Common Stock and the Escrow Shares may be referred to collectively herein as the "UPCI Securities."

     The UPCI Debentures are to be issued to the accredited investor listed on Exhibit A to this opinion, an accredited Colorado resident or domiciliary (the "Investor"). Under and pursuant to the terms of the UPCI Debentures and the Purchase Agreement, the Investor may elect to convert all or some of the UPCI Debentures into the UPCI Common Stock.

     Following the issuance of the UPCI Debentures on or about January 20, 2004, AIDO Acquisition, Inc., a (Hawaii) corporation ("Acquisition"), a wholly owned subsidiary of AIDO, will be merged with and into UPCI (the "Merger") pursuant to the Agreement and Plan of Merger dated as of January 20, 2004 by and among AIDO, Acquisition and UPCI (the "Merger Agreement"). Pursuant to the Merger, the UPCI Common Stock will be canceled and AIDO shall issue 50,000,000 shares of its common stock, par value $1.00 per share (the "AIDO Common Stock") into escrow pursuant to the terms of the Merger Agreement and the Purchase Agreement as a "security stock" to replace the Escrow Shares (the "Security Shares"). Up to all of the Security Shares and up to all of any additional shares of AIDO Common Stock that may in the future be issued and deposited into escrow by AIDO in accordance with the Purchase Agreement (the "Additional Security Shares") may be released from escrow from time to time to the Investor or its assigns to satisfy AIDO's obligations upon conversion of the Debentures by the Investor or its assigns in accordance with the terms of the Purchase Agreement and the Debentures. This letter addresses the validity of the issuance of the Security Shares and Additional Security Shares and the delivery of the Security Shares and Additional Security Shares to the Investor or its assigns from time-to-time in accordance with the Merger Agreement, Purchase Agreement and UPCI Debentures. The UPCI Debentures, AIDO Common Stock, Security Shares and Additional Security Shares, are referred to collectively herein as the "AIDO Securities."

     You have requested that we provide you with separate legal opinions (i) covering the issuance of the Security Shares and any Additional Security Shares to the effect that the UPCI Debentures and the UPCI Common Stock, and the AIDO Securities, as the case may be, may be issued without a restrictive legend and may be freely traded; and
(ii) covering the issuance of AIDO Common Stock as Security Shares and Additional Security Shares pursuant to the terms of the Merger Agreement, Purchase Agreement and the UPCI Debentures to the effect that such shares (or any part thereof) may be issued and subsequently delivered to the Investor or its assigns upon the receipt by AIDO of any notices of conversion issued by the Investor or its assigns pursuant to the terms of the Purchase Agreement and the UPCI Debentures without a restrictive legend and may be freely traded. This opinion covers any issuance of AIDO Securities and the delivery of the same to the Investor or its assigns in accordance with the terms of the Purchase Agreement, the Merger Agreement and the UPCI Debentures.

     A. Basis for Supporting Legal Opinion. The following is the basis for our supporting legal opinion for the requested issuance and delivery of the UPCI Securities and the AIDO Securities free of any restrictive legend.

     1. Our review and analysis of Rule 504 of Regulation D of the Securities Act of 1933 (the "Securities Act"), as revised, effective as of April 7, 1999; the Colorado Securities Act of the Colorado Revised Statutes as set forth in Article 51 (the "Colorado Act"); and the Regulations contained therein (the "Colorado Regulations") which are collectively referred to herein as the "Colorado Statutes", as they apply to the proposed issuance of the UPCI Securities and the AIDO Securities.

     2. Our review and analysis of a resolution of the Board of Directors of UPCI dated January 20, 2004.

     3. Our review and analysis of a resolution of the Board of Directors of AIDO dated January 20, 2004.

     4. Our review of the Merger Agreement and the Certificate of Merger to be filed pursuant to the Merger Agreement pursuant to which Acquisition is to be merged with and into UPCI, pursuant to which UPCI will survive as a wholly-owned subsidiary of AIDO , which review was taken in connection with our analysis of Section 3(a)(9) of the Securities Act.

     5. Our review and analysis of the Purchase Agreement and the Merger and discussions with representatives of UPCI and the Investor that:

          (a) the UPCI Securities are to be purchased by the Investor from UPCI on or about January 20, 2004;

          (b) at the time the UPCI Securities were purchased, and within the contemplation of Regulation D of the Securities Act,

              (i)  UPCI was not a "reporting company";

              (ii)  UPCI was not an "investment company";

              (iii) UPCI was not a development stage company that either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or entity;

              (iv) UPCI had not utilized Rule 504 within the last twelve calendar months;

              (v)  the dollar amount of the offering of the UPCI
Securities (including the UPCI Securities) would not exceed
$1,000,000.00; and

              (vi) the Investor of the UPCI Securities qualifies as an "accredited investor", the Investor was a bona fide resident of the State of Colorado, and was not, prior to, nor would be subsequent to, the Merger, an "affiliate" of UPCI, Acquisition or AIDO.

     B. New Rule 504. On April 7, 1999, revisions to Rule 504 went into effect which prohibit general solicitation and general advertising of the offering by the issuer and which provide that securities issued under the Rule will be restricted, unless certain specified conditions are met. These conditions are:

     1. The transaction is registered under a state law requiring public filing and delivery of a disclosure document prior to sale; or

     2. The securities are issued under a state law exemption that permits general solicitation and general advertising so long as sales are made only to "accredited investors" as the term is defined in Regulation D.

     Thus, if the securities are issued under a state law exemption that permits general solicitation and general advertising (so long as sales are made only to accredited investors), the securities are not restricted under Rule 504.

     C. Application of Colorado Statutes. The UPCI Securities are to be purchased by a resident of Colorado (i.e., the Investor), who is an accredited investor. Colorado Regulation 51-3.13B specifically exempts from the securities registration requirements of Colorado Regulation 11-51-301 pursuant to Colorado Regulation 11-51-308(1)(p), offers and sales made in reliance on Rule 504 of Regulation D if the securities are sold only to "accredited investors" as the term is defined in Rule 501 of Regulation D of the Securities Act. Still further, this same Regulation specifically permits general solicitation and advertising if the securities are sold only to accredited investors.

     Since the UPCI Common Stock will be sold to an accredited investor pursuant to Rule 504, the UPCI Common Stock may be freely traded if it is issued "(e)xclusively according to (a) state law exemption() from registration (i.e., the Colorado Statutes consisting of Sec. 11-51-308 of the Colorado Act and Regulation 51-3.13B, promulgated thereunder) that permit(s) general solicitation and general advertising so long as sales are made only to 'accredited investors'". Therefore, the UPCI Common Stock may be issued without a restriction and may be freely traded pursuant to Rule 504. This includes the issuance of the Escrow Shares under the Purchase Agreement and the Security Shares and Additional Security Shares under the Merger Agreement and the Purchase Agreement.

     D. The Merger and Section 3(a) of the Securities Act. Prior to the Merger of Acquisition into UPCI, the UPCI Securities were issued by UPCI to the Investor. Pursuant to the Merger, the UPCI Common Stock will be canceled and AIDO will issue to the Escrow Agent (as defined in the Purchase Agreement) Security Shares, and potentially in the future Additional Security Shares, to replace the Escrow Shares and into which the UPCI Debentures may be converted and delivered to the Investor or its assigns pursuant to the terms of the Purchase Agreement and UPCI Debentures. By virtue of operation of law and the Merger Agreement, AIDO will assume and be responsible for all UPCI obligations, including those of UPCI under and with respect to the UPCI Securities.

     Section 3(a)(9) exempts any security exchanged by the issuer with "its" security holders. The Commission has interpreted this language as requiring that both the security issued and the security surrendered in the exchange be those of the same issuer. According to Professor Hicks, Section 3(a)(9) is available for certain intracorporate reorganizations where the exchange of securities is NOT made by the ORIGINAL issuer, where the security issued is that of issuer B but the security surrendered is that of what was issuer A.

     There are two related No-Action Letters which are virtually perfectly on point. Pacwest Bancorp, SEC No-Action Letter. 1979 WL 14720 (1979-1980 Transfer Binder) Fed. Sec. L. Rep. (CCH) Paragraph 82, 376 (October 24, 1979), and Pacwest Bancorp, SEC No-Action Letter 1979 WL 13112 (October 12, 1979).

     At the time of the proposed merger into a wholly-owned subsidiary of Pacwest Bancorp ("Pacwest"), First State Bank ("First State") had issued and outstanding, debentures that were convertible into its common stock. First State was to be the surviving company. Under the merger agreement, Pacwest, a multibank holding company, and First State were to enter into a supplemental indenture with the trustees providing for the substitution of Pacwest common stock for First State common stock as the underlying security into which the debentures were convertible. Pacwest was to assume the obligation to issue its common stock upon conversion of the debentures, but was not to assume the obligations of First State to pay the debentures in accordance with their terms. In relying on Section 3(a)(9) to exempt the issuance of Pacwest common upon conversion of the debentures, counsel to Pacwest presented two reasons why its client should be deemed the same issuer:

     1. Pacwest should be deemed the issuer of the conversion privilege that the debenture holders of First State possessed by reason of the supplemental indenture; and

     2. Pacwest should be considered as the issuer of the debentures by assuming the obligations of First State with respect to conversion.

     The SEC staff rejected both arguments and found Section 3(a)(9) inapplicable. However, in a supplementary request to the staff, Pacwest announced its intention to assume First State's obligation to pay principal, interest, and premium, if any, on the debentures. On these new facts, which the SEC staff noted were absent from the original no-action request, the staff stated that Section 3(a)(9) applied.

     According to Professor Hicks, the SEC staff continues to follow the Pacwest position and allows a person who seeks Section 3(a)(9) issuer status for obligations it did not originate but subsequently assumes primary liability. The original issuer might be affiliated or nonaffiliated with the new issuer. Under either circumstance, the issuance of the parent's stock upon conversion of the subsidiary's debt securities will constitute an exempted exchange.

     Since AIDO will by operation of law and the Merger Agreement, assume and be responsible for the payment of principal and interest on the UPCI Debentures, the issuance of the AIDO Common Stock upon conversion of the UPCI Debentures will constitute an exempt exchange.

     Therefore, the subject transaction would be exempt from registration, and the AIDO Securities, including the issuance of the Security Shares and Additional Security Shares and the delivery of such shares to the Investor or its assigns upon conversion of the UPCI Debentures in accordance with the terms thereof, the Merger Agreement and the Purchase Agreement will remain freely tradable.

     E. Supporting Legal Opinion. Accordingly, based upon the above we are of the opinion as follows with respect to the issuance of the UPCI Securities and the AIDO Securities, including the Escrow Shares, the Security Shares and the Additional Security Shares:

     1. Assuming that the sale of the UPCI Securities (and the AIDO Securities) does not exceed the aggregate amount of $1,000,000 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the UPCI Debentures), that the facts given to us by management of both companies are true and correct, and that the other conditions of Rule 504 and the applicable Colorado Statutes (as they relate to the facts given to us) are met (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the UPCI Debentures), the issuance of the UPCI Securities will be exempt from registration pursuant to Rule 504 of Regulation D and the applicable Colorado Statutes. Consequently, when issued, the AIDO Securities may be issued without a restrictive legend, may be delivered to the Investor or its assigns in accordance with the Purchase Agreement and the UPCI Debentures, and may be freely traded except by affiliates of either company.

     2. Assuming that the sale of the UPCI Securities (and the AIDO Securities) does not exceed the aggregate amount of $1,000,000.00 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the UPCI Debentures), that the representations in the Purchase Agreement given to us are true and correct, and that the other conditions of Rule 504 and the applicable Colorado Statutes (as they relate to the facts given to us) are met(which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the UPCI Debentures), the issuance of the UPCI Securities will be exempt from registration pursuant to Rule 504 of Regulation D, the applicable Colorado Statutes, and Section 3(a)(9) of the Securities Act. Consequently, when issued, the AIDO Securities may be issued without a restrictive legend and may be freely traded except by affiliates of either company. This would also include the issuance of the Security Shares pursuant to the Merger Agreement and of the Additional Security Shares pursuant to the Purchase Agreement and the delivery of any such shares to the Investor or its assigns pursuant to the Purchase Agreement and the UPCI Debentures.

     3. Accordingly, pursuant to Rule 504, the applicable Colorado Statutes, and Section 3(a)(9) of the Securities Act, you may issue the UPCI Securities and, subsequently, the AIDO Securities, without a restrictive legend, and the UPCI Securities and the AIDO Securities are, and will be, available for immediate resale by non-affiliates of UPCI and AIDO.

     4. Finally, that UPCI and AIDO, through their respective Board of Directors, have taken all necessary and required corporate action to cause the issuance and delivery of the Security Shares in accordance with the Merger Agreement. Further, that the Security Shares and Additional Security Shares when issued in accordance with the Merger Agreement, the Purchase Agreement and this opinion, will be duly authorized, validly issued and non-assessable.

     Our above opinions are subject to the following qualifications:

     1. Members of our firm are qualified to practice law in the State of (Hawaii) and we express no opinion as to the laws of any jurisdictions except for those of (California), the securities laws of Colorado referred to herein and the United States of America referred to herein. For the purposes of rendering this opinion, we have assumed that if a court applies the laws of a jurisdiction (other than the Colorado securities laws referred to herein) other than the laws of (California), the laws of such other jurisdiction are identical in all material respects to the comparable laws of the State of (California).

     2. The opinions set forth herein are expressed as of the date hereof and remain valid so long as the documents, instruments, records and certificates we have examined and relied upon as noted above, are unchanged and the assumptions we have made, as noted above, are valid.

     This opinion is furnished by us as special securities and acquisition counsel to UPCI and may only be relied upon by you and Acquisition and in connection with the issue of Security Shares or Additional Security Shares, by your transfer agent in connection with any instruction letters from you to your transfer agent regarding their authorization to issue shares of Security Shares or additional Security Shares without restrictive legends. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

     Please have all stock certificates issued in the name of the Investor shown on Exhibit A delivered to the office of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, NY 10022, Attention: Adam Gottbetter, Esq., as that firm is acting on behalf of the issuer as closing escrow agent with respect to the transaction referred to herein.


Very truly yours,



Hand & Hand
A Professional Corporation




                                EXHIBIT A


                                               Principal Amount of
     Name of Investor       Purchase Price   UPCI Convertible Debenture

HEM Mutual Assurance LLC      $1,000,000            $1,000,000


Stock Certificate Denominations for the Security Shares:

4 certificates each for 5,000,000 shares
16 certificates each for 1,000,000 shares
15 certificates each for 500,000 shares
16 certificates each for 250,000 shares
16 certificates each for 100,000 shares
15 certificates each for 50,000 shares
15 certificates each for 10,000 shares





                            EXHIBIT 6.1(d)


Instruction Letter to Transfer Agent

January 20, 2004


Signature Stock Transfer, Inc.
2301 Ohio Drive, Suite 100
Plano, Texas 75093

RE:  Advanced ID Corporation

Dear Sirs:

     The purpose of this letter is to authorize Signature Stock
Transfer, Inc. to rely upon the attached legal opinion of Hand & Hand, in connection with the issuance of 50,000,000 shares of Advanced ID Corporation common stock. Jehu Hand is acting as special counsel to Advanced ID Corporation on a complex business transaction.

     Please do not hesitate to contact us for additional assistance with this matter.

                                       Sincerely yours,



                                       ADVANCED ID CORPORATION

                                       By:
                                           Barry Bennett, President




                             EXHIBIT 6.1(e)

AIDO ACQUISITION, INC.
OFFICER'S CERTIFICATE

     I, Todd Noble, being the President of AIDO Acquisition, Inc., a Hawaii corporation (the "Company"), pursuant to Section 6.1(a) of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 20, 2004, by and between the Company, Advanced ID Corporation and Universal Pet Care, Inc., do hereby certify on behalf of the Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Merger Agreement and all exhibits and documents related thereto by the Company and all other necessary or proper corporate action to enable the Company to comply with the terms thereunder.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this 20th day of January, 2004.


                                       AIDO ACQUISITION, INC.

                                       By:
                                           Todd Noble, President




                             EXHIBIT 6.1(f)

ADVANCED ID CORPORATION

OFFICER'S CERTIFICATE

     I, Barry Bennett, being the President of Advanced ID Corporation, a South Dakota corporation (the "Company"), pursuant to Section 6.1(f) of that certain Agreement and Plan of Merger, dated as of January 20, 2004, by and between the Company, AIDO Acquisition, Inc., and Universal Pet Care, Inc. ("UPCI") (the "Merger Agreement"), do hereby certify on behalf of the Company as follows:
     1.  The representations and warranties of the Company contained in
Section 4.1 of the Merger Agreement, as supplemented by the Schedules attached thereto, were true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and are true, correct and complete in all material respects as at the date hereof (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date).
     2. The Company has satisfied in all material respects, all covenants and agreements required to be satisfied by it under the Merger Agreement on or prior to the date hereof except such as may have become waived by UPCI in accordance with the Agreement.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on or behalf of the Company this 20th day of January, 2004.


ADVANCED ID CORPORATION



By:
    Barry Bennett, President




                             EXHIBIT 6.1(h)

AIDO ACQUISITION, INC.

OFFICER'S CERTIFICATE

     I, Todd Noble, being the President of AIDO Acquisition, Inc., a Hawaii corporation (the "Company"), pursuant to Section 6.1(f) of that certain Agreement and Plan of Merger, dated as of January 20, 2004, by and between the Company, Advanced ID Corporation and Universal Pet Care, Inc. ("UPCI") (the "Merger Agreement"), do hereby certify on behalf of the Company as follows:
     1.  The representations and warranties of the Company contained in
Section 4.1 of the Merger Agreement, as supplemented by the Schedules attached thereto, were true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and are true, correct and complete in all material respects as at the date hereof (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date).
     2. The Company has satisfied in all material respects, all covenants and agreements required to be satisfied by it under the Merger Agreement on or prior to the date hereof except such as may have become waived by UPCI in accordance with the Agreement.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on or behalf of the Company this 20th day of January, 2004.


AIDO ACQUISITION, INC.



By:
    Todd Noble, President




                             EXHIBIT 6.2(a)

UNIVERSAL PET CARE, INC.

OFFICER'S CERTIFICATE

     I, Jehu Hand, being the President and Chief Executive Officer of Universal Pet Care, Inc., a Hawaii corporation (the "Company"), pursuant to Section 6.2(a) of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 20, 2004, by and between the Company, AIDO Acquisition, Inc. and Advanced ID Corporation, do hereby certify on behalf of the Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Merger Agreement and all exhibits and documents related thereto by the Company and all other necessary or proper corporate action to enable the Company to comply with the terms thereunder.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this 20th day of January, 2004.


UNIVERSAL PET CARE, INC.



By:
    Jehu Hand
    President and Chief Executive Officer




                               EXHIBIT 6.2(b)



January 20, 2004


Advanced ID Corporation
6143 - 4 Street SE, Suite 14
Calgary, Alberta T2H 2H9
Canada

Attn:  Barry Bennett, President

Gentlemen:

     We have acted as counsel to Universal Pet Care, Inc., a Hawaii corporation ("UPCI"), in connection with the Agreement and Plan of Merger (the "Agreement") dated as of January 20, 2004, by and between UPCI, Advanced ID Corporation (the "Company") and AIDO Acquisition, Inc., a wholly owned subsidiary of the Company. The Agreement and all other documents, instruments, agreements and certificates to be delivered pursuant thereto are herewith referred to as the "Transaction Documents."
     In connection with this opinion, we have examined the Transaction Documents and such other documents, agreements and records of UPCI as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies, and we have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. We have also assumed, without verification, the due authorization, execution and delivery by each party thereto other than UPCI of each of the Transaction Documents and that such agreements constitute the legal, valid and binding obligations of such parties, and are enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the exercise of judicial discretion in accordance with general principles of equity.
     As to factual matters relevant to our opinion which were not independently established, we have also relied, without independent verification, on the representations and warranties of UPCI contained in the Transaction Documents and in certificates furnished by officers of UPCI in connection with the related transactions, copies of which certificates are attached hereto.
     In instances where we have expressed an opinion "to our knowledge," the term "knowledge" refers to the actual knowledge of the attorneys at our firm who have rendered legal services in connection with the Agreement and related transactions, and we have not undertaken any independent investigation or made inquiries of any outside third parties with respect to such matters.
     Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that:
     (1) UPCI has been duly incorporated and is validly existing and in good standing under the laws of the State of Hawaii.
     (2) Based upon representations of UPCI, as of the date hereof and after giving effect to the Closing (as defined in the Agreement), the number of shares of capital stock that UPCI is authorized to issue is (50,001,000) shares of common stock, par value $1.00 (the "Common Stock") and its issued and outstanding capital stock consists of (50,001,000) shares of Common Stock, (1,000 shares of which are held by
(                )) and 50,000,000 of which are held in escrow pursuant
to the Purchase Agreement and will be canceled pursuant to the terms of the Merger Agreement. All such outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding rights, options, warrants or other securities which may be convertible into equity securities of UPCI other than the UPCI Debenture, which UPCI issued to HEM Mutual Assurance LLC. There are no preemptive or other rights to subscribe for or purchase any Common Stock or other securities of UPCI.
     (3) UPCI has the full legal power and authority to enter into the Agreement. The Agreement, and the completion of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action by UPCI. The Agreement has been duly and validly executed and delivered by and on behalf of UPCI, is a valid and binding Agreement of UPCI and is enforceable against UPCI in accordance with its terms. No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Agreement by UPCI or the completion of the transactions contemplated by the Agreement.
     (4) The execution and performance of the Agreement, and the consummation of the transactions therein contemplated, did not and will not conflict with or violate any law, statute, judgment, decree, order, rule or regulation of any court or governmental body (including the Securities and Exchange Commission) having jurisdiction over UPCI.
     (5) No action, suit, claim, investigation or proceeding is pending or, to our knowledge, threatened against UPCI.
     The opinions expressed herein are subject to the following additional limitations, qualifications and exceptions:
     (a) We disclaim any opinion as to (i) any provisions in any documents which purport to waive any procedural due process rights, and
(ii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.
     (b) We note that we are members of the bar of the State of (California). To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the state of (California) or the federal securities law of the United States, we have assumed that the law of such other jurisdiction is identical to (California) law.
     (c) We express no opinion on the validity, binding effect or enforceability under the provisions of the Transaction Documents: (i) which waive any rights afforded to any party thereto under any statute or constitutional provision; (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations, in each case where such waivers are against statutes, laws or public policy; (iii) that provide that injunctive relief or specific performance may be available as a remedy for breach of any of the Transaction Documents, or (iv) the breach of which a court of competent jurisdiction concludes is not material or does not adversely affect the non-breaching party.
     (d) Insofar as the indemnity provisions of any of the Transaction Documents may encompass indemnification with respect to violation of law, enforcement thereof may be limited by public policies underlying such laws.
     (e) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of:
(i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and
(ii) general principles of equity, whether applied by a court of law or a court of equity.
     (f) We express no opinion on federal patent, copyright or trademark, state trademark or other federal or state intellectual property laws or regulations.
     This opinion is given as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to us on the date hereof, and we do not undertake or assume any obligations, to review update or supplement this opinion to reflect any facts, circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.
     These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.


                                       Very truly yours,


                                       Hand & Hand, a Professional
                                       Corporation




                             EXHIBIT 6.2(c)



January 20, 2004


Advanced ID Corporation
6143 - 4 Street SE, Suite 14
Calgary, Alberta T2H 2H9
Canada

Attn:  Barry Bennett, President

Re:    Supporting Legal Opinion for Request to Issue Free Trading
       Securities Pursuant to Rule 504 for Advanced ID Corporation

Dear Sirs:

     The undersigned has been retained as special securities and acquisition counsel to Advanced ID Corporation, a South Dakota corporation, ("AIDO") and Universal Pet Care, Inc., a Hawaii corporation ("UPCI"). We can advise you that prior to the transactions referred to herein, UPCI was not affiliated with AIDO.

     The subject of this letter are securities to be issued by UPCI on or about January 20, 2004, pursuant to a Convertible Debenture Purchase Agreement ("Purchase Agreement") dated January 20, 2004 between UPCI and the Investor (as defined below), to wit, the UPCI 1 percent Convertible Debenture in the aggregate principal amount of Nine Hundred Ninety Five Thousand Five Hundred Dollars ($995,500) (the "First Debenture") and the UPCI 1 percent Convertible Debenture in the aggregate principal amount of Four Thousand Five Hundred Dollars ($4,500) (the "Second Debenture"; and, together with the First Debenture, the "UPCI Debentures"), together with the underlying shares of the UPCI common stock, par value $1.00 (the "UPCI Common Stock"), into which the UPCI Debentures are convertible, from time to time. The Purchase Agreement also requires UPCI and/or its successor in interest, to issue 50,000,000 shares of UPCI Common Stock as a "security stock" (the "Escrow Shares") in support of the offer and sale of the UPCI Debentures. The UPCI Debentures, the UPCI Common Stock and the Escrow Shares may be referred to collectively herein as the "UPCI Securities."

     The UPCI Debentures are to be issued to the accredited investor listed on Exhibit A to this opinion, an accredited Colorado resident or domiciliary (the "Investor"). Under and pursuant to the terms of the UPCI Debentures and the Purchase Agreement, the Investor may elect to convert all or some of the UPCI Debentures into the UPCI Common Stock.

     Following the issuance of the UPCI Debentures on or about January 20, 2004, AIDO Acquisition, Inc., a (Hawaii) corporation ("Acquisition"), a wholly owned subsidiary of AIDO, will be merged with and into UPCI (the "Merger") pursuant to the Agreement and Plan of Merger dated as of January 20, 2004 by and among AIDO, Acquisition and UPCI (the "Merger Agreement"). Pursuant to the Merger, the UPCI Common Stock will be canceled and AIDO shall issue 50,000,000 shares of its common stock, par value $0.01 per share (the "AIDO Common Stock") into escrow pursuant to the terms of the Merger Agreement and the Purchase Agreement as a "security stock" to replace the Escrow Shares (the "Security Shares"). Up to all of the Security Shares and up to all of any additional shares of AIDO Common Stock that may in the future be issued and deposited into escrow by AIDO in accordance with the Purchase Agreement (the "Additional Security Shares") may be released from escrow from time to time to the Investor or its assigns to satisfy AIDO's obligations upon conversion of the Debentures by the Investor or its assigns in accordance with the terms of the Purchase Agreement and the Debentures. This letter addresses the validity of the issuance of the Security Shares and Additional Security Shares and the delivery of the Security Shares and Additional Security Shares to the Investor or its assigns from time-to-time in accordance with the Merger Agreement, Purchase Agreement and UPCI Debentures. The UPCI Debentures, AIDO Common Stock, Security Shares and Additional Security Shares, are referred to collectively herein as the "AIDO Securities."

     You have requested that we provide you with separate legal opinions (i) covering the issuance of the Security Shares and any Additional Security Shares to the effect that the UPCI Debentures and the UPCI Common Stock, and the AIDO Securities, as the case may be, may be issued without a restrictive legend and may be freely traded; and
(ii) covering the issuance of AIDO Common Stock as Security Shares and Additional Security Shares pursuant to the terms of the Merger Agreement, Purchase Agreement and the UPCI Debentures to the effect that such shares (or any part thereof) may be issued and subsequently delivered to the Investor or its assigns upon the receipt by AIDO of any notices of conversion issued by the Investor or its assigns pursuant to the terms of the Purchase Agreement and the UPCI Debentures without a restrictive legend and may be freely traded. This opinion covers any issuance of AIDO Securities and the delivery of the same to the Investor or its assigns in accordance with the terms of the Purchase Agreement, the Merger Agreement and the UPCI Debentures.

     A. Basis for Supporting Legal Opinion. The following is the basis for our supporting legal opinion for the requested issuance and delivery of the UPCI Securities and the AIDO Securities free of any restrictive legend.

       1. Our review and analysis of Rule 504 of Regulation D of the Securities Act of 1933 (the "Securities Act"), as revised, effective as of April 7, 1999; the Colorado Securities Act of the Colorado Revised Statutes as set forth in Article 51 (the "Colorado Act"); and the Regulations contained therein (the "Colorado Regulations") which are collectively referred to herein as the "Colorado Statutes", as they apply to the proposed issuance of the UPCI Securities and the AIDO Securities.

       2. Our review and analysis of a resolution of the Board of Directors of UPCI dated January 20, 2004.

       3. Our review and analysis of a resolution of the Board of Directors of AIDO dated January 20, 2004.

       4. Our review of the Merger Agreement and the Certificate of Merger to be filed pursuant to the Merger Agreement pursuant to which Acquisition is to be merged with and into UPCI, pursuant to which UPCI will survive as a wholly-owned subsidiary of AIDO , which review was taken in connection with our analysis of Section 3(a)(9) of the Securities Act.

       5. Our review and analysis of the Purchase Agreement and the Merger and discussions with representatives of UPCI and the Investor that:

     (a) the UPCI Securities are to be purchased by the Investor from UPCI on or about January 20, 2004;

     (b) at the time the UPCI Securities were purchased, and within the contemplation of Regulation D of the Securities Act,

         (i)  UPCI was not a "reporting company";

         (ii)  UPCI was not an "investment company";

         (iii) UPCI was not a development stage company that either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or entity;

         (iv) UPCI had not utilized Rule 504 within the last twelve calendar months;

         (v) the dollar amount of the offering of the UPCI Securities (including the UPCI Securities) would not exceed $1,000,000.00; and

         (vi) the Investor of the UPCI Securities qualifies as an "accredited investor", the Investor was a bona fide resident of the State of Colorado, and was not, prior to, nor would be subsequent to, the Merger, an "affiliate" of UPCI, Acquisition or AIDO.

     B. New Rule 504. On April 7, 1999, revisions to Rule 504 went into effect which prohibit general solicitation and general advertising of the offering by the issuer and which provide that securities issued under the Rule will be restricted, unless certain specified conditions are met. These conditions are:

       1. The transaction is registered under a state law requiring public filing and delivery of a disclosure document prior to sale; or

       2. The securities are issued under a state law exemption that permits general solicitation and general advertising so long as sales are made only to "accredited investors" as the term is defined in Regulation D.

     Thus, if the securities are issued under a state law exemption that permits general solicitation and general advertising (so long as sales are made only to accredited investors), the securities are not restricted under Rule 504.

     C. Application of Colorado Statutes. The UPCI Securities are to be purchased by a resident of Colorado (i.e., the Investor), who is an accredited investor. Colorado Regulation 51-3.13B specifically exempts from the securities registration requirements of Colorado Regulation 11-51-301 pursuant to Colorado Regulation 11-51-308(1)(p), offers and sales made in reliance on Rule 504 of Regulation D if the securities are sold only to "accredited investors" as the term is defined in Rule 501 of Regulation D of the Securities Act. Still further, this same Regulation specifically permits general solicitation and advertising if the securities are sold only to accredited investors.

     Since the UPCI Common Stock will be sold to an accredited investor pursuant to Rule 504, the UPCI Common Stock may be freely traded if it is issued "(e)xclusively according to (a) state law exemption() from registration (i.e., the Colorado Statutes consisting of Sec. 11-51-308 of the Colorado Act and Regulation 51-3.13B, promulgated thereunder) that permit(s) general solicitation and general advertising so long as sales are made only to 'accredited investors'". Therefore, the UPCI Common Stock may be issued without a restriction and may be freely traded pursuant to Rule 504. This includes the issuance of the Escrow Shares under the Purchase Agreement and the Security Shares and Additional Security Shares under the Merger Agreement and the Purchase Agreement.

     D. The Merger and Section 3(a) of the Securities Act. Prior to the Merger of Acquisition into UPCI, the UPCI Securities were issued by UPCI to the Investor. Pursuant to the Merger, the UPCI Common Stock will be canceled and AIDO will issue to the Escrow Agent (as defined in the Purchase Agreement) Security Shares, and potentially in the future Additional Security Shares, to replace the Escrow Shares and into which the UPCI Debentures may be converted and delivered to the Investor or its assigns pursuant to the terms of the Purchase Agreement and UPCI Debentures. By virtue of operation of law and the Merger Agreement, AIDO will assume and be responsible for all UPCI obligations, including those of UPCI under and with respect to the UPCI Securities.

     Section 3(a)(9) exempts any security exchanged by the issuer with "its" security holders. The Commission has interpreted this language as requiring that both the security issued and the security surrendered in the exchange be those of the same issuer. According to Professor Hicks, Section 3(a)(9) is available for certain intracorporate reorganizations where the exchange of securities is NOT made by the ORIGINAL issuer, where the security issued is that of issuer B but the security surrendered is that of what was issuer A.

     There are two related No-Action Letters which are virtually perfectly on point. Pacwest Bancorp, SEC No-Action Letter. 1979 WL 14720 (1979-1980 Transfer Binder) Fed. Sec. L. Rep. (CCH) Paragraph 82, 376 (October 24, 1979), and Pacwest Bancorp, SEC No-Action Letter 1979 WL 13112 (October 12, 1979).

     At the time of the proposed merger into a wholly-owned subsidiary of Pacwest Bancorp ("Pacwest"), First State Bank ("First State") had issued and outstanding, debentures that were convertible into its common stock. First State was to be the surviving company. Under the merger agreement, Pacwest, a multibank holding company, and First State were to enter into a supplemental indenture with the trustees providing for the substitution of Pacwest common stock for First State common stock as the underlying security into which the debentures were convertible. Pacwest was to assume the obligation to issue its common stock upon conversion of the debentures, but was not to assume the obligations of First State to pay the debentures in accordance with their terms. In relying on Section 3(a)(9) to exempt the issuance of Pacwest common upon conversion of the debentures, counsel to Pacwest presented two reasons why its client should be deemed the same issuer:

       1. Pacwest should be deemed the issuer of the conversion privilege that the debenture holders of First State possessed by reason of the supplemental indenture; and

       2. Pacwest should be considered as the issuer of the debentures by assuming the obligations of First State with respect to conversion.

     The SEC staff rejected both arguments and found Section 3(a)(9) inapplicable. However, in a supplementary request to the staff, Pacwest announced its intention to assume First State's obligation to pay principal, interest, and premium, if any, on the debentures. On these new facts, which the SEC staff noted were absent from the original no-action request, the staff stated that Section 3(a)(9) applied.

     According to Professor Hicks, the SEC staff continues to follow the Pacwest position and allows a person who seeks Section 3(a)(9) issuer status for obligations it did not originate but subsequently assumes primary liability. The original issuer might be affiliated or nonaffiliated with the new issuer. Under either circumstance, the issuance of the parent's stock upon conversion of the subsidiary's debt securities will constitute an exempted exchange.

     Since AIDO will by operation of law and the Merger Agreement, assume and be responsible for the payment of principal and interest on the UPCI Debentures, the issuance of the AIDO Common Stock upon conversion of the UPCI Debentures will constitute an exempt exchange.

     Therefore, the subject transaction would be exempt from registration, and the AIDO Securities, including the issuance of the Security Shares and Additional Security Shares and the delivery of such shares to the Investor or its assigns upon conversion of the UPCI Debentures in accordance with the terms thereof, the Merger Agreement and the Purchase Agreement will remain freely tradable.

     E. Supporting Legal Opinion. Accordingly, based upon the above we are of the opinion as follows with respect to the issuance of the UPCI Securities and the AIDO Securities, including the Escrow Shares, the Security Shares and the Additional Security Shares:

       1. Assuming that the sale of the UPCI Securities (and the AIDO Securities) does not exceed the aggregate amount of $1,000,000 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the UPCI Debentures), that the facts given to us by management of both companies are true and correct, and that the other conditions of Rule 504 and the applicable Colorado Statutes (as they relate to the facts given to us) are met (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the UPCI Debentures), the issuance of the UPCI Securities will be exempt from registration pursuant to Rule 504 of Regulation D and the applicable Colorado Statutes. Consequently, when issued, the AIDO Securities may be issued without a restrictive legend, may be delivered to the Investor or its assigns in accordance with the Purchase Agreement and the UPCI Debentures, and may be freely traded except by affiliates of either company.

       2. Assuming that the sale of the UPCI Securities (and the AIDO Securities) does not exceed the aggregate amount of $1,000,000.00 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the UPCI Debentures), that the representations in the Purchase Agreement given to us are true and correct, and that the other conditions of Rule 504 and the applicable Colorado Statutes (as they relate to the facts given to us) are met(which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the UPCI Debentures), the issuance of the UPCI Securities will be exempt from registration pursuant to Rule 504 of Regulation D, the applicable Colorado Statutes, and Section 3(a)(9) of the Securities Act. Consequently, when issued, the AIDO Securities may be issued without a restrictive legend and may be freely traded except by affiliates of either company. This would also include the issuance of the Security Shares pursuant to the Merger Agreement and of the Additional Security Shares pursuant to the Purchase Agreement and the delivery of any such shares to the Investor or its assigns pursuant to the Purchase Agreement and the UPCI Debentures.

       3. Accordingly, pursuant to Rule 504, the applicable Colorado Statutes, and Section 3(a)(9) of the Securities Act, you may issue the UPCI Securities and, subsequently, the AIDO Securities, without a restrictive legend, and the UPCI Securities and the AIDO Securities are, and will be, available for immediate resale by non-affiliates of UPCI and AIDO.

       4. Finally, that UPCI and AIDO, through their respective Board of Directors, have taken all necessary and required corporate action to cause the issuance and delivery of the Security Shares in accordance with the Merger Agreement. Further, that the Security Shares and Additional Security Shares when issued in accordance with the Merger Agreement, the Purchase Agreement and this opinion, will be duly authorized, validly issued and non-assessable.

     Our above opinions are subject to the following qualifications:

     1. Members of our firm are qualified to practice law in the State of (California) and we express no opinion as to the laws of any jurisdictions except for those of (California), the securities laws of Colorado referred to herein and the United States of America referred to herein. For the purposes of rendering this opinion, we have assumed that if a court applies the laws of a jurisdiction (other than the Colorado securities laws referred to herein) other than the laws of (California), the laws of such other jurisdiction are identical in all material respects to the comparable laws of the State of (California).

     2. The opinions set forth herein are expressed as of the date hereof and remain valid so long as the documents, instruments, records and certificates we have examined and relied upon as noted above, are unchanged and the assumptions we have made, as noted above, are valid.

     This opinion is furnished by us as special securities and acquisition counsel to UPCI and may only be relied upon by you and Acquisition and, in connection with the issue of Security Shares or Additional Security Shares, by your transfer agent in connection with any instruction letters from you to your transfer agent regarding their authorization to issue shares of Security Shares or Additional Security Shares without restrictive legends. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

     Please have all stock certificates issued in the name of the Investor shown on Exhibit A delivered to the office of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, NY 10022, Attention: Adam Gottbetter, Esq., as that firm is acting on behalf of the issuer as closing escrow agent with respect to the transaction referred to herein.

Very truly yours,


Hand & Hand
A Professional Corporation




                                EXHIBIT A


                                                Principal Amount of
Name of Investor           Purchase Price   UPCI Convertible Debenture

HEM Mutual Assurance LLC      $1,000,000             $1,000,000


Stock Certificate Denominations for the Security Shares:

4 certificates each for 5,000,000 shares
16 certificates each for 1,000,000 shares
15 certificates each for 500,000 shares
16 certificates each for 250,000 shares
16 certificates each for 100,000 shares
15 certificates each for 50,000 shares
15 certificates each for 10,000 shares




                             EXHIBIT 6.2(e)


UNIVERSAL PET CARE, INC.


OFFICER'S CERTIFICATE

     I, Jehu Hand, being the President and Chief Executive Officer of Universal Pet Care, Inc., a Hawaii corporation (the "Company"), pursuant to Section 6.2(e) of that certain Agreement and Plan of Merger, dated as of January 20, 2004, by and between the Company, AIDO Acquisition, Inc. and Advanced ID Corporation ("AIDO") (the "Merger Agreement"), do hereby certify on behalf of the Company as follows:

     1.  The representations and warranties of the Company contained in
Section 4.2 of the Merger Agreement, as supplemented by the Schedules attached thereto, were true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and are true, correct and complete in all material respects as at the date hereof (except for representations and warranties that speak of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date).

     2. The Company has satisfied in all material respects, all covenants and agreements required to be satisfied by it under the Merger Agreement on or prior to the date hereof except such as may have become waived by AIDO in accordance with this Agreement.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this 20th day of January 2004.


UNIVERSAL PET CARE, INC.



By:  /s/Jehu Hand
     Jehu Hand
     President and Chief Executive
         Officer



{00066126.2 / 0813-003}	C-1